                                                                     EXHIBIT 2.1

                                                   Execution Copy _____ of _____








                          AGREEMENT AND PLAN OF MERGER



                                      Among



                                ROME GROUP, INC.,


                             RGCP ACQUISITION CORP.,


                       CONNECTIVITY TECHNOLOGIES INC. and


                       CONNECTIVITY PRODUCTS INCORPORATED





                            Dated: As of May 19, 2000

                               TABLE OF CONTENTS


                                                                                                      Page

1.            THE MERGER; RELATED TRANSACTIONS

1.1.          Effective Time of the Merger...........................................................      2
1.2.          Closing ...............................................................................      2
1.3.          Effects of the Merger on Constituent
                      Corporations...................................................................      2
1.4.          Certain Related Transactions...........................................................      4

2.            EFFECTS OF THE MERGER ON CAPITAL STOCK

2.1.          Conversion of Capital Stock of Sub.....................................................      7
2.2.          Cancellation of Treasury Stock.........................................................      7
2.3.          Conversion of Company Preferred Stock..................................................      8
2.4.          Conversion of Company Common Stock.....................................................      8

3.            REPRESENTATIONS AND WARRANTIES OF CTI
                      AND THE COMPANY

3.1.          Organization, Standing and Power.......................................................     10
3.2.          Capital Structure......................................................................     11
3.3.          Authority; No Conflict.................................................................     13
3.4           SEC Documents; Undisclosed Liabilities.................................................     15
3.5.          Employee Benefit Plans.................................................................     17
3.6.          Labor Relations........................................................................     22
3.7.          Litigation.............................................................................     24
3.8.          Real Property..........................................................................     24
                      (a)      Leased Real Property..................................................     24
                      (b)      No Other Real Property or
                                        Real Property Interests......................................     25
3.9.          Tangible Personal Property.............................................................     27
3.10.         Proprietary Rights.....................................................................     26
3.11.         Absence of Certain Changes or Events...................................................     27
3.12.         Environmental Matters..................................................................     28
3.13.         Taxes   ...............................................................................     29
3.14.         Material Contracts.....................................................................     34
3.15.         Compliance with Laws; Permits;
                      ISO 9000 Registrations.........................................................     37
3.16.         Insurance..............................................................................     39
3.17.         Certain Employees......................................................................     40
3.18.         Products Liability Experience..........................................................     41
3.19.         Liens and Encumbrances.................................................................     41
3.20.         Inventory..............................................................................     41

                                                                                                      Page

3.21.         Receivables............................................................................     42
3.22.         Product Warranty.......................................................................     42
3.23.         Suppliers and Customers................................................................     43
3.24.         Certain Payments.......................................................................     44
3.25.         Assets Complete........................................................................     45
3.26.         Certain Interests......................................................................     45
3.27.         Year 2000 Compliance...................................................................     45
3.28.         Full Disclosure........................................................................     46
3.29.         No Brokers or Finders..................................................................     47

4.            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

4.1.          Organization, Standing and Power.......................................................     47
4.2.          Capital Structure of Sub...............................................................     48
4.3.          Authority; No Conflict.................................................................     48
4.4.          Litigation.............................................................................     49
4.5.          Interim Operations of Sub..............................................................     50
4.6.          No Brokers or Finders..................................................................     50

5.            COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1.          Covenants of CTI and the Company.......................................................     50
                      (a)      Ordinary Course.......................................................     50
                      (b)      Dividends; Changes in Stock...........................................     51
                      (c)      Issuance of Securities................................................     51
                      (d)      Governing Documents...................................................     52
                      (e)      No Acquisitions.......................................................     52
                      (f)      No Dispositions.......................................................     52
                      (g)      Indebtedness..........................................................     52
                      (h)      Capital Expenditures..................................................     53
                      (i)      Material Contracts; Benefit Plans;
                                        Employment...................................................     53
                      (j)      Insurance Policies....................................................     54
                      (k)      Affiliates............................................................     54
                      (l)      Accounting Changes....................................................     55
                      (m)      Tax Elections.........................................................     55
                      (n)      Non-Compete...........................................................     55
                      (o)      Litigation............................................................     55
                      (p)      Covenants.............................................................     55
5.2.          Other Actions..........................................................................     55
5.3.          Advice of Changes......................................................................     56
5.4.          No Solicitations.......................................................................     56

6.            ADDITONAL AGREEMENTS

6.1.          Access to Information..................................................................     58
6.2.          Reasonable Efforts.....................................................................     59


                                                                                                      Page
6.3.          Expenses...............................................................................     59
6.4.          Financing..............................................................................     61
6.5.          Public Announcements...................................................................     63
6.6.          Name Change............................................................................     64
6.7.          Non-Competition........................................................................     64
6.8.          Tax Matters............................................................................     66
6.9.          Preservation of Records................................................................     68
6.10.         Further Assurances.....................................................................     69
6.11          Periodic Reporting.....................................................................     70

7.            CONDITIONS PRECEDENT

7.1.          Conditions of Each Party's Obligation
                      to Effect the Transactions.....................................................     71
                      (a)      Stockholder Approvals and Waiver......................................     71
                      (b)      HSR Act...............................................................     72
                      (c)      Other Governmental Filings
                                        and Consents.................................................     72
                      (d)      No Injunctions or Restraints..........................................     72
                      (e)      Occurrence of Related Transactions....................................     73
                      (f)      Tax Refund Agreement..................................................     73
                      (g)      Cross-Release.........................................................     73
                      (h)      Subordination Agreements..............................................     73
7.2.          Conditions of Obligations of Parent and Sub............................................     73
                      (a)      CTI and Company Representations
                                        and Warranties...............................................     74
                      (b)      Performance of CTI and Company
                                        Obligations..................................................     74
                      (c)      CTI and Company Compliance
                                        Certificate..................................................     74
                      (d)      Opinion of CTI and Company Counsel....................................     74
                      (e)      Consents Under Agreements.............................................     75
                      (f)      Approval of Proceedings and
                               Documentation.........................................................     75
                      (g)      Resignation Letters...................................................     75
                      (h)      Anicom Supply Agreement...............................................     75
                      (i)      Parent's Financing....................................................     75
                      (j)      Sole Stockholder......................................................     76
                      (k)      Employment Agreements.................................................     76
                      (l)      ERISA Remediation Agreement...........................................     76
                      (m)      Indemnity Agreement...................................................     76
7.3.          Conditions of Obligations of CTI and the
                                        Company......................................................     76
                      (a)      Parent and Sub Representations
                                        and Warranties...............................................     77
                      (b)      Performance of Parent and Sub
                                        Obligations..................................................     77


                                                                                                      Page
                      (c)      Parent and Sub Compliance
                                        Certificate..................................................     77
                      (d)      Opinion of Parent and Sub Counsel.....................................     77
                      (e)      Approval of Proceedings and
                                        Documentation................................................     78

8.            TERMINATION AND AMENDMENT

8.1.          Termination............................................................................     78
8.2.          Effect of Termination..................................................................     79
8.3           Amendment..............................................................................     80
8.4.          Extension; Waiver......................................................................     80

9.            MISCELLANEOUS

9.1           Non-Survival of Representations and Warranties.........................................     81
9.2           Limitations of Liability...............................................................     81
9.3           Indemnity of Parent Concerning Office Lease............................................     82
9.4.          Entire Agreement.......................................................................     83
9.5.          Governing Law..........................................................................     83
9.6.          Notices ...............................................................................     84
9.7.          Severability...........................................................................     86
9.8.          Assignment.............................................................................     86
9.9.          No Third Party Beneficiaries;
                      Rights of Ownership............................................................     86
9.10.         Interpretation.........................................................................     87
9.11.         Counterparts...........................................................................     87

Certain Defined Terms............................................................................ Appendix I


                                    SCHEDULES
                                    ---------
Schedule 3.1(c).............................Foreign Qualifications
Schedule 3.2(b).............................Company Voting Trusts, Proxies, etc.
Schedule 3.3(b).............................Violations, Consents, Filing, etc.
Schedule 3.3(c).............................Certain Consents, Approvals, etc.
Schedule 3.4(a).............................CTI's SEC Documents
Schedule 3.5................................Benefit Plans, etc.
Schedule 3.6................................Labor Relations
Schedule 3.7................................Litigation
Schedule 3.8................................Leased Real Property
Schedule 3.9................................Tangible Personal Property
Schedule 3.10...............................Proprietary Rights; Intellectual
                                                  Property
Schedule 3.11...............................Absence of Changes or Events
Schedule 3.12...............................Environmental Compliance, etc.
Schedule 3.13...............................Tax Matters
Schedule 3.14...............................Material Contracts
Schedule 3.15(a)............................Compliance With Laws; Permits; ISO
                                                  9000 Registration
Schedule 3.16...............................Insurance Matters
Schedule 3.17...............................Certain Employee, etc.
Schedule 3.18...............................Products Liability Experience
Schedule 3.19...............................Liens and Encumbrances
Schedule 3.20...............................Inventory, etc.
Schedule 3.22...............................Product Warranty, etc.
Schedule 3.23(a)............................Significant Suppliers
Schedule 3.23(b)............................Significant Customers
Schedule 3.25...............................Assets Complete
Schedule 3.26...............................Certain Interests
Schedule 3.27...............................Year 2000 Compliance
Schedule 4.3(b).............................Violations, Consents, Filing, etc.
Schedule 4.3(c).............................Certain Consents, Approvals, etc.
Schedule 5.1................................Certain Covenant Exceptions of CTI
                                                  and the Company
Schedule 6.7(b).............................Non-Competition

                                    EXHIBITS
                                    --------

Exhibit 1.4(b)..............................Form of Bank Note
Exhibit 2.4(b)..............................Form of Merger Note
Exhibit 6.4(c)(i)...........................Form of New Lender Subordination
                                                  Agreement
Exhibit 6.4(c)(ii)..........................Form of Bank Note Subordination
                                                  Agreement
Exhibit 7.1(f)..............................Form of Tax Refund Agreement
Exhibit 7.1(g)..............................Form of Cross-Release

Exhibit 7.2(d)..............................Form of CTI/Company Counsel Opinion
Exhibit 7.2(m)..............................Form of Indemnity Agreement
Exhibit 7.3(d)..............................Form of Parent/Sub Counsel Opinion

                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               ROME GROUP, INC.,

                            RGCP ACQUISITION CORP.,

                        CONNECTIVITY TECHNOLOGIES INC.

                                      AND

                      CONNECTIVITY PRODUCTS INCORPORATED


      AGREEMENT AND PLAN OF MERGER dated as of May 19, 2000 among ROME GROUP, INC., a Delaware corporation ("Parent"), RGCP ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), CONNECTIVITY TECHNOLOGIES INC., a Delaware corporation ("CTI"), and CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation and approximately 98% owned subsidiary of CTI (the "Company").

                             W I T N E S S E T H :
                              - - - - - - - - - -

      WHEREAS, the respective Boards of Directors of Parent, Sub, CTI and the Company have approved the merger of Sub with and into the Company (the "Merger"), pursuant and subject to the terms and conditions of this Agreement;

      WHEREAS, Parent, Sub, CTI and the Company desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein con-tained, the parties hereto agree as follows (with capitalized terms used herein without textual definition being defined in Appendix I):

      1.     THE MERGER; RELATED TRANSACTIONS.

      1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the General Corporation Law of the State of Delaware (the "DGCL"), on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with such Secretary of State (the "Effective Time").

      1.2. Closing. The closing of the Merger (the "Closing") will take place at 9:00 a.m. on May __, 2000 provided that the closing conditions set forth in
Article 7 have been met or waived as provided in Article 7 at or prior to the Closing), or such other date or time as the parties may mutually determine (the "Closing Date"), at the offices of Jacobs Persinger & Parker, 77 Water Street, New York, New York 10005 or such place as the parties may mutually determine; provided, however, that the Closing Date shall be no later than 11:59 p.m., May 31, 2000 (the "Termination Date").

      1.3.   Effects of the Merger on Constituent Corporations.

      (a)    At the Effective Time,

             (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company being sometimes referred to herein as the "Constituent Corporations" and the Company being sometimes referred to herein as the "Surviving Corporation"),

             (ii) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL,

             (iii) the by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL,

             (iv) the directors of the Company at and as of the Effective Time shall become the initial directors of the Surviving Corporation, and

             (v) the officers of the Company at and as of the Effective Time, shall become the initial officers of the Surviving Corporation.

      (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

      1.4.   Certain Related Transactions.

      (a) On the Closing Date, immediately prior to and as a condition to the consummation of the Merger, all outstanding loans, principal, interest, penalties, premiums, fees and other indebtedness or amounts (collectively, the "Debt To Be Discharged") then owing by CTI or the Company under or in respect of any of the following shall be discharged and satisfied in full on behalf of CTI or the Company:

             (i) the Second Amended and Restated Revolving Credit Agreement dated as of January 1, 1999, as amended, among the Company, the lending institutions party thereto and Fleet National Bank (f/k/a BankBoston, N.A.), as agent for itself and such other lending institutions (such agent and lending institutions, collectively, the "Banks"; and the Debt To Be Discharged under or in respect of such agreement, the "Bank Debt"); and

             (ii) the Assignment and Release Agreement dated as of July 16, 1999, as extended by instrument dated as of the date hereof, (the "Cieszkowski Agreement") among the Company, CTI and Kurt Cieszkowski ("Cieszkowski"; the Debt To Be Discharged under or in respect of such agreement, the "Cieszkowski Agreement Debt"; and the transactions contemplated by such agreement, the "Cieszkowski Agreement Transactions").

      (b) Parent agrees to provide or cause to be provided to the Company cash funds of $14,000,000 and two promissory notes of Parent each in the principal amount of $500,000 and substantially in the form of Exhibit 1.4(b) (together, the "Bank Note"), or such lesser amount of funds or undertaking as shall be sufficient for, and CTI and the Company agree that such funds and promissory note shall be used only for, the discharge and satisfaction in full as aforesaid of all Bank Debt, against delivery to Parent of any agreement, instrument, certification, statement or other document as Parent may reasonably request to evidence or provide for (i) the termination of the applicable agreements, instruments or other documents evidencing or providing for the Bank Debt (the "Bank Documents"), (ii) the release or discharge of the liabilities and obligations of the Company and/or CTI thereunder (other than residual liabilities of the Company, such as indemnities and liabilities for post-termination balance reconciliations, which customarily survive termination) and (iii) the termination, release or discharge of all Liens securing any Bank Debt (or in the case of Liens on or in the assets or properties of the Company, at Parent's option, the continuation or assignment of such Liens in connection with Parent's financing or refinancing arrangements).

      (c) Parent agrees to provide or cause to be provided to the Company cash funds of $460,000 and CTI agrees to provide or cause to be provided to the Company cash funds of $25,000, or such lesser amounts as shall be sufficient for, and CTI and the Company agree that such funds shall be used only for, the discharge and satisfaction in full as aforesaid of the Cieszkowski Agreement Debt as part of the concurrent consummation of all Cieszkowski Agreement Transactions in accordance with the terms of the Cieszkowski Agreement, including the delivery to the appropriate parties thereto of all closing documents and instruments called for therein. In connection therewith, each of CTI and the Company agrees to perform in full its obligations under the Cieszkowski Agreement. Anything in this Section 1.4(c) to the contrary notwithstanding, if on or before the Closing Date Parent and Cieszkowski shall have entered into an alternative agreement for the discharge and satisfaction of the Cieszkowski Agreement Debt without a cash payment by Parent as aforesaid, then Parent shall be relieved of the obligation to provide or cause to be provided such funds to the Company, and Parent's sole obligation pursuant to this Section 1.4(c) shall be to provide, or to cause the Surviving Corporation to provide the consideration required by such alternative agreement in accordance with the terms thereof; in such case, the Cieszkowski Agreement Debt shall be deemed discharged for purposes of this Section 1.4.

      (d) Parent may at Closing pay or deliver directly to the holder(s) of any Debt To Be Discharged for the benefit of CTI or the Company any amount required to be paid or instrument required to be delivered pursuant to this
Section 1.4; any amounts so paid or instruments so delivered shall be deemed to have been provided at Closing to the Company and simultaneously paid or delivered by the Company to the applicable holders.

      (e) On the Closing all intercompany accounts and liabilities, as between CTI and the Company shall be cancelled without consideration and any notes or other instruments evidencing such accounts or liabilities, including the $400,000 Subordinated Note due May 31, 2003 made by the Company in favor of CTI, shall marked "discharged in full" and delivered to the obligor thereof.

      (f) The foregoing transactions described in this Section 1.4 are referred to herein collectively as the "Related Transactions".

      2.     EFFECTS OF THE MERGER ON CAPITAL STOCK.

      As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company or capital stock of Sub:

      2.1. Conversion of Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

      2.2. Cancellation of Treasury Stock. All shares of capital stock of the Company that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no other consideration shall be delivered in exchange therefor.

      2.3. Cancellation of Company Preferred Stock. Each share of Series A Preferred Stock, par value $.01 per share, of the Company ("Company Preferred Stock") outstanding immediately prior to the Effective Time shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, and no consideration shall be delivered in exchange therefor.

      2.4. Conversion of Company Common Stock. Each share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"; and collectively with the Company Preferred Stock, the "Company Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive:

      (a) from the Surviving Corporation, an amount in cash, payable at the Effective Time, equal to the quotient of (x) $250,000, divided by (y) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Common Cash Share Price"), and

      (b)    from Parent, a promissory note, substantially in the form of
Exhibit 2.4(b), payable by Parent to the order of the holder of such share of Company Common Stock in a principal amount equal to the quotient of (x) $1,750,000, divided by (y) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (each, a "Merger Note", and, collectively, the "Merger

Notes"; the Merger Notes together with the aggregate Common Cash Share Price, the "Merger Consideration"),

all in accordance with the terms set forth in this Agreement. All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Cash Share Price and a Merger Note per full and fractional share evidenced by such certificate (without any interest payable thereon) upon the surrender of such certificate duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, together with evidence of payment of any applicable transfer taxes. Subject to the terms and conditions of this Agreement, Parent agrees to provide or deliver at Closing (i) if necessary, funds sufficient to enable the Surviving Corporation to pay the aggregate Common Cash Share Price and (ii) the Merger Notes and to cause the Surviving Corporation to pay and deliver the Merger Consideration to the holders of Company Common Stock entitled thereto upon surrender of their stock certificates in accordance with the terms set forth in the sentence immediately preceding.

      3.     REPRESENTATIONS AND WARRANTIES OF CTI AND THE COMPANY.

      CTI and the Company jointly and severally represent and warrant to Parent and Sub as follows:

      3.1.   Organization, Standing and Power.

      (a) Each of CTI and the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of CTI and the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect. CTI is not, directly or indirectly, engaged in any business other than, indirectly, the businesses engaged in by the Company. CTI has no operations other than management activities in connection with the businesses and operations of the Company. CTI has no material assets or properties other than its equity interest in the Company.

      (b) CTI and the Company have delivered to Parent and Sub correct and complete copies of the certificate of incorporation and by-laws of each of CTI and the Company, as currently in effect.

      (c) Schedule 3.1(c) contains a complete and accurate list of each jurisdiction in which the Company is author-ized to do business and the names of its directors and officers.

      3.2.   Capital Structure.

      (a) The authorized capital stock of the Company consists of 3,000 shares of Company Common Stock and 500 shares of Company Preferred Stock of which authorized capital stock:

             (i) 260 shares of Company Preferred stock are issued and outstanding and are owned of record and beneficially by CTI, free and clear of all Liens other than Liens provided for in the Bank Documents;

             (ii) as of the date hereof, (A) 667.9971 shares of Company Common Stock are issued and outstanding, of which (x) CTI owns of record and beneficially 651.10 shares, free and clear of all Liens other than Liens provided for in the Bank Documents, and (y) subject to the terms of the Cieszkowski Agreement, Cieszkowski owns of record and, to the Knowledge of CTI or the Company, beneficially 16.8971 shares, such ownership being, to the Knowledge of CTI or the Company, free and clear of all Liens other than as contemplated by the Cieszkowski Agreement, and (B) 1,372.0029 shares of Company Common Stock are held by the Company in its treasury; and

             (iii) as of the Closing Date, subject to the consummation of the Related Transactions in accordance with the terms of Section 1.4, (A) 651.10 shares of Company Common Stock will be issued and outstanding, all of which will be owned of record and beneficially by CTI, free and clear of all Liens and (B) 1,388.90 shares of Company Common Stock will be held by the Company in its treasury.

Except for the foregoing, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

      (b) All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and none of them is subject to preemptive rights. Except as set forth in Schedule 3.2(b), there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company. There are no options, warrants, calls, rights, agreements or other instruments or arrangements to which the Company or CTI is a party or by which either of them is bound obligating the Company, or obligating CTI to cause the Company, to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, other voting securities, other equity, or any indebtedness of the type described in the last sentence of Section 3.2(a) or obligating the Company, or obligating CTI to cause the Company, to grant, extend or enter into any such option, warrant, call, right, agreement or other instrument or arrangement.

      (c) Except for CTI's ownership of capital stock of the Company as set forth in Section 3.2(a), neither CTI nor the Company owns, directly or indirectly, any capital stock or other ownership interests in any Person or is obligated to make any capital contribution or advance to, or other investment in, any Person. No Person has ever been organized or funded pursuant to Section 8 of the Stockholder's Agreement dated as of May 17, 1996 among the Company, James S. Harrington, et al., and CTI (then known as Tigera Group, Inc.).

      3.3.   Authority; No Conflict.

      (a) Each of CTI and the Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by CTI and Cieszkowski as stockholders of the Company, to consummate the Contemplated Transactions. The execution and delivery of this Agreement by CTI and the Company and, subject to the approval of this Agreement by CTI and Cieszkowski as stockholders of the Company, the consummation by CTI and the Company of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of CTI and the Company, as applicable. This Agreement has been duly executed and delivered by CTI and the Company and constitutes a valid and binding obligation of CTI and the Company enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally, and (ii) general equitable principles.

      (b) Except as set forth in Schedule 3.3(b), the execution and delivery of this Agreement by CTI and the Company do not, and the consummation of the Contemplated Transactions and compliance by CTI and the Company with the provisions hereof will not,

             (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a Lien on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), pursuant to any provision of the certificate of incorporation or by-laws of CTI or the Company, or

             (ii) subject to the Consents or Filings referred to in Section 3.3(c), result in any Violation of or pursuant to any loan or credit agreement, note, mortgage, indenture, any other material agreement, lease, obligation or instrument, or any ISO 9000 Registration, or in any material Violation of or pursuant to any Applicable Laws, applicable to CTI or the Company or their respective properties or assets.

      (c) Except as set forth in Schedule 3.3(c), no consent, approval, waiver, order or authorization of, or registration, declaration, notification or filing with or to, any Governmental Authority, ISO Authority or other Person not a party to this Agreement (other than CTI and Cieszkow-ski as stockholders of the Company) (any such consent, approval, waiver, order or authorization, a "Consent"; and any such registration, declaration, notification or filing, a "Filing") is required by or with respect to CTI or the Company (or any division of the Company) in connection with the execution and delivery of this Agreement by CTI and the Company, the consummation of the Contemplated Transactions or the compliance by CTI and the Company with the provisions hereof, except for,

             (i) the Filing of a pre-merger notification report by CTI under the HSR Act, and

             (ii) the Filing with the SEC of such reports under Sections 13(a), 13(d) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Contemplated Transactions.

      3.4    SEC Documents; Undisclosed Liabilities.

      (a) CTI has filed all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC required to be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder since January 1, 1997 (the "CTI SEC Documents"). CTI has not filed, and has not been required to file, any reports, schedules, forms, statements or other documents pursuant to the Security Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder since January

1, 1997. As of their respective dates and except to the extent that disclosures contained in CTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 revised or superseded disclosures in CTI SEC Documents filed prior to such filing, the CTI SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to such CTI SEC Documents, and none of the CTI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CTI SEC Document has been revised or superseded by a later filed CTI SEC Document and except as set forth in Schedule 3.4(a), none of the CTI SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The financial statements of CTI included in the CTI SEC Documents consisting of CTI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all such other CTI SEC Documents filed and publicly available since December 31, 1998 and prior to the date of this Agreement (the "CTI Filed SEC Documents") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting re-quirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CTI and the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

      (c) Except (i) as reflected in the financial statements included in the CTI Filed SEC Documents or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the Contemplated Transactions neither CTI nor the Company has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

      3.5.   Employee Benefit Plans.

      (a)    For purposes of this Agreement:


             (i) "Benefit Plan" means each and every employee benefit plan, contract, program, policy or arrangement, including, without limitation, any pension, retirement or deferred compensation plan, incentive compensation plan, stock or other equity based plan, unemployment compensation plan, vacation pay, retention pay, severance pay, notice of termination, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding under which or with respect to which the Company (or any ERISA Affiliate of the Company) has any direct or indirect, actual or contingent liability, or any current or former employee, director, consultant or agent of the Company (or any ERISA Affiliate of the Company) has rights or accrued or future benefits, whether or not such arrangements constitute employee benefit plans as defined in section 3(3) of ERISA;

             (ii) "Welfare Plan" means any Benefit Plan which is a welfare plan within the meaning of section 3(1) of ERISA;

             (iii) "Retiree Welfare Plan" means any Welfare Plan which provides benefits with respect to employees or former employees of the Company beyond their retirement or other termination of service (other than coverage mandated by section 4980B of the Code, the cost of which is fully paid by the former employee or his dependents); and

             (iv) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder.

             (v) "ERISA Affiliate" means, with respect to the Company, any other Person that, together with the Company, would be treated as a single employer under Section 414 of the Code.

      All employees of the Company are located in the United States.

      (b) Schedule 3.5 sets forth a true and correct list of all Benefit Plans, with each Welfare Plan or Retiree Welfare Plan identified as such. The Company has, with respect to each such plan, delivered to Parent and Sub true and complete copies of: (i) all plan texts and contracts and agreements relating thereto and for each such plan that is not in writing a description thereof; (ii) all existing summary plan descriptions; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent actuarial valuation; and (v) if the plan is intended to qualify under section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service.

      (c) Except as set forth in Schedule 3.5, with respect to each Benefit Plan, neither the Company nor any ERISA Affiliate has any direct or indirect, actual or contingent liability for such plans, other than to make payments for contributions, premiums or benefits when due, all of which payments have been timely made. No assets of the Company or any ERISA Affiliate are subject to any Lien under sections 302(f), 306(a), 307(a) or 4068 of ERISA, or sections

401(a)(29) or 412(n) of the Code or any other Applicable Law relating to employee benefit plans.

      (d)    Except as set forth in Schedule 3.5, with respect to each Benefit
Plan: (i) each such plan complies in all material respects in form and operation with Applicable Law; (ii) each such plan which is intended to be qualified under sections 401(a) or 403(a) of the Code is so qualified and each such plan which is intended to be registered under Applicable Law is so registered; (iii) no payment is required under any such plan that, by operation of section 280G of the Code, would not be deductible; (iv) each such plan which is a "group health plan" (as defined in section 607(1) of ERISA) has been operated in substantial compliance with the provisions of Part 6 of Title I of ERISA and section 4980B of the Code ("COBRA"); (v) there are no material disputes, actions, suits or claims pending, or to the Knowledge of CTI or the Company threatened, against any such plan; (vi) there have been no material "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan and neither the Company nor any ERISA Affiliate has engaged in any material prohibited transaction; and (vii) there have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or could reasonably be expected to give rise to material fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code or any other Applicable Law relating to Benefit Plans for which the Company or any ERISA Affiliate would be liable.

      (e) Except as set forth in Schedule 3.5, no Benefit Plan provides for severance pay, notice of termination, unemployment compensation or any similar payment with respect to any current or former employee, officer or director of or consultant to the Company or any ERISA Affiliate. Except as set forth in
Schedule 3.5, the consummation of the Contemplated Transactions, either separately or in conjunction with a termination of employment, will not (i) entitle any such current or former employee, officer, director or consultant to severance pay, notice of termination, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting of or increase the amount of compensation due to any such current or former employee, officer, director or consultant or (iii) constitute or involve a "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code).

      (f) Schedule 3.5 correctly identifies each Benefit Plan that is subject to Title IV of ERISA. Except as set forth in Schedule 3.5, with respect to such plans, (i) there has been no material reportable event (as described in section 4043 of ERISA) which has not been waived; (ii) no steps have been taken to terminate any such plan, (iii) there has been no withdrawal (within the meaning of section 4063 of ERISA) of a "substantial employer" (as defined in section 4001(a)(2) of ERISA); (iv) no event or condition has occurred which could reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan; and (v) if each such plan were terminated imme-diately after the Closing, there would be no material unfunded liabilities with respect to any such plan, its participants or beneficiaries or the Pension Benefit Guaranty Corporation.

      (g) No Benefit Plan is a "multiple employer plan" or a "multi-employer plan", within the meaning of ERISA or the Code and neither the Company nor any ERISA Affiliate has any direct or indirect, actual or contingent liability with respect to any partial or complete withdrawal (as such terms are defined in sections 4203 and 4205 of ERISA) from any such multi-employer plan.

      3.6. Labor Relations. Except as set forth in Schedule 3.6, (a) there is no pending or, to the Knowledge of CTI or the Company, threatened strike, picketing, work stoppage or work slowdown involving employees of the Company and during the past three years there has not been any such action, (b) no union is certified by the National Labor Relations Board or other Governmental Authority as collective bargaining agent for employees of the Company, (c) no written demand is pending for recognition, no election or campaign for certification is pending, and, to the Knowledge of CTI or the Company, no such demand, election or campaign is scheduled, or was made or scheduled within the past three years, (d) the Company is not a member of an employers association or a party to a collective bargaining agreement, (e) there is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of CTI or the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (f) there are no written grievances pending against the Company arising out of any collective bargaining agreement or other grievance procedure, (g) to the Knowledge of CTI or the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (h) the Company has not received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of any Applicable Laws relating to labor or employment to conduct an investigation with respect to or relating to the Company and, to the Knowledge of CTI or the Company, no such investigation is in progress, (i) since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Company has not effectuated a "plant closing" or "mass layoff" (as defined in the WARN Act or any similar state, local or foreign law or regulation) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, without complying with the WARN Act or similar state, local or foreign law or regulation, (j) the Company has not suffered an "employment loss" (as defined in the WARN Act) during the ninety day period prior to the date of this Agreement, and (k) the Company is in material compliance with its obligations, if any, arising under Applicable Laws relating to the termination of employees, employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any material unfair labor practices as defined in the National Labor Relations Act or other Applicable Law.

      3.7. Litigation. There are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Knowledge of CTI or the Company, threatened against CTI or the Company that question the validity of this Agreement or any action to be taken by CTI or the Company in connection with this Agreement. Except as set forth in Schedule 3.7, there is no material litigation, action, suit, arbitration, proceeding or governmental investigation pending or, to the Knowledge of CTI or the Company, threatened, or any order, injunction or decree outstanding, against or relating, directly or indirectly, to the Company, or any of its properties or assets.

      3.8.   Real Property.

      (a)    Leased Real Property.

             (i) Schedule 3.8 sets forth a true and correct list of all of the real property leased (as tenant) by the Company (the "Leased Real Property") and identifies each lease or other occupancy agreement pursuant to which the tenant occupies any portion of the Leased Real Property (collectively, the "Real Property Leases"). A true, correct and complete copy of each written Real Property Lease and a true and correct summary of the principal terms of each oral Real Property Lease has been made available to Parent and Sub. Each of the Real Property Leases is valid, binding and in full force and effect. Except as set forth on Schedule 3.8, with respect to each Real Property Lease, (A) all rent and other amounts due and payable by the tenant thereunder have been paid; and (B) the Company has neither given nor received notice of any, and to the Knowledge of CTI or the Company there exists no, dispute, claim, event of default or other event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other party thereunder which would give any party thereto the right to terminate such Real Property Lease.

             (ii) Except as set forth on Schedule 3.8, the Company has, with respect to each Leased Real Property, obtained all those certificates of occupancy, underwriters and building inspection certificates relating to electrical, plumbing, HVAC or other licensed or regulated work, zoning, building, housing, safety, health, fire, environmental protection, and other material permits, licenses and approvals which the Company is required to obtain pursuant to the applicable Real Property Lease or by Applicable Law.

             (iii) Except as set forth on Schedule 3.8, the Company is in material compliance with all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements in respect of each Leased Real Property and the Company has not received any notice of any violation (or claimed violation) of any of the foregoing, which remains uncured.

      (b) No Other Real Property or Real Property Interests. Except for the real property leased pursuant to the

Real Property Leases, the Company does not own, lease, operate, occupy, use or otherwise have any interest in any real property.

      3.9. Tangible Personal Property. All of the fixtures, machinery and equipment material to the operations of the businesses of the Company are owned, leased or licensed exclusively by the Company. Except as set forth in
Schedule 3.9 and subject to routine maintenance and scheduled replacement, such fixtures, machinery and equipment (i) are in reasonably good operating condition and repair, normal wear and tear excepted, (ii) are reasonably adequate for the uses to which they are being put and (iii) taken as a whole, are sufficient for the continued conduct of the businesses of the Company as currently conducted.

      3.10. Proprietary Rights. Schedule 3.10 contains a complete and accurate list of all tradenames, trademarks, letters patent, copyrights, and all applications therefor, both domestic and foreign (generically, "Intellectual Property"), owned by the Company or used by the Company. Except as set forth in
Schedule 3.10, the Company owns the entire right, title and interest in and to all such listed Intellectual Property, all discoveries, inventions and underlying works with respect thereto, and all applications, extensions, renewals or continuations thereof or therefor, and pays no royalty to anyone under or with respect to any of them. Schedule 3.10 also contains a complete and accurate list of all licenses of Intellectual Property, trade secrets, technical know-how, computer software, customer lists or other proprietary know-how granted to the Company by others and to others by the Company. The Company has made available to Parent and Sub true and complete copies of all such licenses as are written and summaries of all such licenses as are oral. All such licenses are valid and in full force and effect and the Company is not in material default thereunder and, to the Knowledge of CTI or the Company, no other party to any of such licenses is in material default thereunder. None of the listed Intellectual Property, or applications, extensions, renewals or continuations thereof or therefor, or grants of licenses set forth in Schedule 3.10, and none of the trade secrets, technical know-how, computer software, customer lists or other proprietary know-how utilized by the Company, is subject to any pending or, to the Knowledge of CTI or the Company, threatened challenge. There are no conflicts with or infringements upon any Intellectual Property or other proprietary rights of third parties caused by the current operations of the Company's businesses that could, if adversely determined, be reasonably expected to result in a material liability or a material impairment of such businesses as currently conducted.

      3.11. Absence of Certain Changes or Events. Except as contemplated in this Agreement or as set forth in Schedule 3.11 or as set forth in the CTI Filed SEC Documents, since December 31, 1999, (i) the Company has conducted its businesses in the ordinary course and in a manner consistent with past practice, (ii) neither CTI, nor the Company has taken any action which would be prohibited pursuant to Section 5.1 (other than Section 5.1(i)) if taken after the date hereof, and (iii) there has not been any change in the results of operations, condition (financial or otherwise), properties, assets or businesses of the Company, which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

      3.12.  Environmental Matters.

      (a)    Except as set forth in Schedule 3.12:

             (i) the Company is, and has been at all times, in compliance in all material respects with all applicable Environmental Laws (which compliance includes the possession by the Company of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof),

             (ii) the Company has not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or other Person, alleging that the Company is, or was at any time, not in such compliance, and

             (iii) there are no present, and there have been no past, actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future.

      All Permits currently held by the Company pursuant to applicable Environmental Laws are identified in Schedule 3.12.

      (b) Except as set forth in Schedule 3.12, there is no Environmental Claim pending or to the Knowledge of CTI or the Company threatened against the Company or, to the Knowledge of CTI or the Company pending or threatened against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

      (c) Except as set forth in Schedule 3.12, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material, which could reasonably be expected to form the basis of any Environmental Claim against the Company, or to the Knowledge of CTI or the Company, against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

      (d) The Company has delivered or otherwise made available for inspection to Parent and Sub true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by CTI, the Company or any Affiliate of either of them pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company, or regarding the Company's compliance with applicable Environmental Laws.

      3.13.  Taxes.

      (a)    Except as set forth in Schedule 3.13:

             (i) Each of the Company and any consolidated, combined, unitary, affiliated or aggregate group for Tax purposes of which the Company is or has been a member (a "Consolidated Group") has timely filed, or been included in, all federal, state, local and foreign Tax Returns required to be filed by them and all such Tax Returns are true, complete and correct in all material respects. The Company has not been included in any Consolidated Group other than a Consolidated Group of which CTI is the common parent.

             (ii) Except to the extent adequately reserved for in accordance with generally accepted accounting principles, all income and franchise Taxes and other Taxes due and payable by the Company or any other members of the Consolidated Group have been timely paid in full. The most recent financial statements contained in the CTI Filed SEC Documents reflect an adequate accrual or reserve for all Taxes payable by the Company or any other members of the Consolidated Group for all taxable periods and portions thereof through the date of such financial statements.

             (iii) No deficiencies for any Taxes have been proposed, asserted or assessed by any Governmental Authority against the Company or any other members of the Consolidated Group that have not been fully paid or adequately provided for in the most recent financial statements contained in the CTI Filed SEC Documents. No issues relating to Taxes have been raised by any Governmental Authority during any presently pending audit or examination.

             (iv) The Company and other members of the Consolidated Group have withheld all Taxes required to have been withheld and paid by them or on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

             (v) There are no Liens for Taxes upon the assets or properties of the Company or any other members of the Consolidated Group except for statutory Liens for current Taxes not yet delinquent.

             (vi) None of the Company or other members of the Consolidated Group has requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company or any other members of the Consolidated Group.

             (vii) No power of attorney has been granted by or with respect to the Company or any other members of the Consolidated Group with respect to any matter relating to Taxes.

             (viii) None of the Company or other members of the Consolidated Group has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

             (ix) None of the Company or other members of the Consolidated Group is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

             (x) None of the Company or other members of the Consolidated Group has made any payments, nor is any of them obligated to make any payments, nor is any of them a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

             (xi) None of the Company or other members of the Consolidated Group is a party to any Tax allocation or sharing agreement or arrangement (whether or not in writing).

             (xii) None of the Company or other members of the Consolidated Group has executed or entered into a closing agreement that could affect its Tax liability for any period after the Closing Date pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law.

             (xiii) None of the Company or other members of the Consolidated Group has agreed to or is making adjustments pursuant to Section 481(a) of the Code or any other Applicable Laws relating to Tax matters that could affect its Tax liability for any period after the Closing Date by rea son of change in accounting method initiated by any of them nor has the Internal Revenue Service or any equivalent Government Authority proposed any such adjustment or change in accounting method, or has any application pending with the Internal Revenue Service or other Governmental Authority requesting permission for any changes in accounting methods.

             (xiv) None of the Company or any other members of the Consolidated Group has elected to compute inventories under the LIFO method provided for under Section 472 of the Code.

             (xv) The Company has no liability for Taxes of any Person other than the Company under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

      (b) Schedule 3.13 sets forth a true and complete compilation of the following information with respect to the Company as of the most recent practicable date: (i) the tax basis of the Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credits, unused foreign tax credits, or excess charitable contributions allocable to the Company; (iii) all material Tax elections with respect to Taxes affecting the Company; (iv) the amount of deferred gain or loss, if any, allocable to the Company arising out of any deferred intercompany transaction (as such term is defined in Treas. Reg. Section 1.1502-13); and (v) a list of all income Tax Returns filed by or on behalf of the Company which indicates those tax returns that have been audited and the outcome of such audits.

      3.14. Material Contracts. Schedule 3.14 contains a true and complete list of the following contracts (the "Material Contracts"; for the purposes of any other Section, Material Contracts shall be deemed to include any other agreement or instrument required to be disclosed in any of the following Sections and their related Schedules: agreements, trusts, proxies, understandings, arrangements, options, warrants, calls or rights pursuant to
Section 3.2(b); agreements pursuant to Section 3.5; collective bargaining agreements pursuant to Section 3.6; Real Property Leases pursuant to Section 3.8; personal property leases or licenses pursuant to Section 3.9; intellectual property licenses pursuant to Section 3.10; tax allocation or sharing agreements pursuant to Section 3.13; insurance policies or binders pursuant to
Section 3.16), in effect as of the date hereof, to which the Company is a party or by which it or its properties are bound:

      (a) all commitments and agreements for the purchase or sale of any equipment, materials or supplies that involve in excess of $10,000 for any one contract;

      (b) all agreements with customers that involve a payment to the Company of more than $50,000 for any one contract;

      (c) all contracts for the employment or compensation of any employee of the Company which individually provide for aggregate compensation in a liquidated amount in excess of $75,000 per year or which contain a provision relating to a change of control, directly or indirectly, of the Company or CTI;

      (d) all partnership, joint venture contracts, or other agreements involving a sharing of profits;

      (e) all contracts with sales representatives, manufacturer's representatives, distributors, dealers, brokers, sales agents, advertising agencies or other Persons engaged in sales, distribution or promotional activities;

      (f) all contracts pursuant to which the geographical area in which the Company or any other Person may conduct business or the type or scope of business which may be conducted by the Company or other Person is restricted;

      (g) all powers of attorney or agency agreements (other than of the type described in clause (e) of this Section 3.14) with any Person pursuant to which such Person are granted the authority to act, in any material respect, for or on behalf of the Company, or the Company is granted the authority to act, in any material respect, for or on behalf of any other Person;

      (h)    all contracts between the Company and any of its Affiliates;

      (i)    all Tax sharing agreements or Tax assumption agreements;

      (j) all agreements involving the acquisition or disposition, whether by merger, consolidation, purchase of assets or otherwise, of a substantial equity interest in or substantial portion of the assets of any business or any Person or division thereof, pursuant to which there are executory obligations owing to or by the Company or CTI;

      (k) all leases or licenses for any material fixtures, machinery or equipment;

      (l) all agreements directly or indirectly guaranteeing or in effect guaranteeing any indebtedness or other obligation of any other Person, including, any obligation, direct or indirect, contingent or otherwise, to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); and

      (m) all other leases, commitments, agreements and instruments (including, but not limited to, mortgages, indentures and other agreements and instruments relating to indebtedness for borrowed money or guarantees or undertakings to answer for the debts or defaults of another, but excluding purchase orders and sales orders in the ordinary course of business not otherwise referred to herein), that individually are material to the Company or involve an anticipated receipt or expenditure of $25,000 or more, that are not otherwise disclosed in this Agreement or in a Schedule.

      The Company has made available to Parent and Sub true and complete copies of all written contracts and true summaries of all oral contracts set forth in
Schedule 3.14. Except as set forth in Schedule 3.14, all of the contracts so set forth are in full force and effect and there has not occurred under any of them any alleged or actual breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default or would result in the termination of or acceleration of any performance under, or the right to terminate or accelerate performance (with the passage of time, notice or both) by the Company, or to the Knowledge of CTI or the Company by any other party thereto, which remains unremedied, except for those which in the aggregate, would not reasonably be expected to result in the termination or acceleration of such Material Contract, a material liability on the part of the Company or a Company Material Adverse Effect.

      3.15.  Compliance with Laws; Permits; ISO 9000 Registrations.

      (a) Except as set forth in Schedule 3.15(a), each of CTI and the Company is, and has been since May 31, 1996, in compliance in all material respects with Applicable Laws, and neither of them has received at any time since such date any communication (written or oral) from any Governmental Authority or other Person alleging that either of them is, or was, not in such compliance. Schedule 3.15(a) identifies all licenses, permits, orders or approvals or certifications of all Governmental Authorities, held by or in effect with respect to the Company (collectively, the "Permits") and the Permits constitute all licenses, permits, orders or approvals or certifications of all Governmental Authorities, required to be held by or in effect with respect to the Company for the conduct of the businesses of the Company, as presently conducted, except such the absence of which could not reasonably be expected to result in a Company Material Adverse Effect. All of the Permits were duly obtained and are in full force and effect. No proceeding for the challenge, revocation, suspension, cancellation or termination of any of the Permits is pending or, to the Knowledge of CTI or the Company, threatened.

      (b) The Company (i) as to the quality management systems of its BSCC division has been certified by the National Standards Authority of Ireland as having been assessed and registered as meeting the requirements of the 9002 quality assurance standard ("ISO 9002") adopted by the International Organization for Standardization, as evidenced by Certificate of Registration No. M1865 dated July 4, 1996 and (ii) as to the quality management systems of its Energy Electric Assembly division has been certified by SGS International Certification Services, Inc. as having been assessed and registered as meeting the requirements of ISO 9002, as evidenced by Certificate Number US97/1117 dated October 1997. The foregoing certifications of assessment and registration are herein referred to collec tively as the "ISO 9000 Registrations" and the foregoing issuers of such certifications are herein referred to collectively as the "ISO Authorities". Each of the ISO 9000 Registrations is in full force and effect and the Company (including as to the quality management systems of the applicable divisions) is in good standing thereunder. All issues of non-conformance or non-compliance or corrective action cited or requested by either ISO Authority in any compliance audit report, surveillance inspection summary or report or assessment completion record issued to the Company (or the applicable division thereof) have been fully corrected, brought into compliance or taken. The quality management systems of each such division of the Company otherwise comply in all material respects with the applicable standards and requirements of ISO 9002.

      3.16. Insurance. Schedule 3.16 sets forth a complete and accurate list of all policies or binders of insurance held by or on behalf of the Company (specifying the insurer, all Affiliates of the Company insured thereunder ("Other Insured Parties"), the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $10,000). Seller has delivered to Buyer complete and correct copies of all such policies and binders, together with all riders and amendments thereto. Neither the Company nor any Other Insured Party is in default (including with respect to the payment of premiums) in any material respect under any policy or binder so set forth. Except as set forth in Schedule 3.16, neither the Company nor any Other Insured Party has re ceived a notice of cancellation or non-renewal of any such policy or binder. The coverage afforded by such policies is sufficient to place the Company in material compliance with insurance requirements under Applicable Laws or pursuant to all Material Contracts. Except as set forth in Schedule 3.16, neither the Company nor any Other Insured Party has been refused any insurance, been denied coverage on any claim, nor has any coverage been limited by any insurance carrier to which any of them have applied for any such insurance or with which they have carried insurance during the last five years (or during the period since May 31, 1996 in the case of CTI). Except as set forth in
Schedule 3.16, none of such policies or binders provides for any retrospective premium adjustment or other experience based liability on the part of the Company or any Other Insured Party.

      3.17. Certain Employees. Schedule 3.17 sets forth the names, title or job descriptions, and total compensation of each individual currently a consultant or employee of the Company whose annual rate of compensation for 1999 (including bonuses and commissions) exceeded $75,000. Except as set forth on Schedule 3.17, no employees of CTI provide material services to the Company on an on-going basis. During the six months prior to the date hereof each of such employees has devoted his principal time and efforts to the Company. Except as set forth in Schedule 3.17, the salaries and bonuses of all officers and employees of the Company are paid by the Company.

      3.18. Products Liability Experience. Schedule 3.18 sets forth, a true and complete list of all Products Liability Claims to which the Company has been subject since January 1,1994. To the Knowledge of CTI or the Company, there are no defects in design, construction, materials or manufacture of products currently produced in the businesses of the Company which could reasonably be expected to adversely affect the performance of such products or create a serious risk of injury to persons or property.

      3.19. Liens and Encumbrances. Except as set forth in Schedule 3.19, the Company has good and valid title to, or valid and subsisting rights in or to, all of its properties and assets, free and clear of any Lien other than Permitted Liens.

      3.20. Inventory. The inventory of the Company was produced or acquired by the Company in the ordinary course of business and consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods. Except as set forth on Schedule 3.20, all such items of inventory are of good and useable quality and such items of finished goods are merchantable and are not slow-moving or obsolete, subject to the reserve for inventory write down reflected in the most recent financial statements included in the CTI Filed SEC Documents, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company. The quantities of each item of inventory held by the Company are not excessive but are reasonable in the present circumstances of the Company. All such inventories are recorded on the books of the Company at the lower of cost (determined on a first in, first out basis) or market value, in accordance with generally accepted accounting principles. Schedule 3.20 contains a true and complete list of all locations where such inventories are held.

      3.21.  Receivables. All notes and accounts receivable of the Company are
(a) valid obligations arising from sales actually made or services actually performed in the ordinary course of business, (b) current (meaning for this purpose not more than 120 days past due) and to the Knowledge of the Company reasonably excepted to be collected in due course and (c) subject to no setoffs or counterclaims, subject to the reserve for bad debts reflected in the most recent financial statements included in the CTI Filed SEC Documents as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

      3.22. Product Warranty. Substantially all of the products manufactured, sold, leased, and delivered by the Company have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any material liability for replacement or repair thereof or other damages in connection therewith, subject to the reserve for product warranty claims reflected in the most recent financial statements included in the CTI Filed SEC Documents, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company. True and complete copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions) are attached as an Appendix to
Schedule 3.22. Schedule 3.22 sets forth the estimated aggregate annual cost to the Company of warranty obligations for each of the three preceding fiscal years and the current fiscal year to the date of the most recent financial statements included in the CTI Filed SEC Documents.

      3.23.  Suppliers and Customers.

      (a) Schedule 3.23(a) contains a true and complete list of each supplier to the BSCC division of the Company and each supplier to the Energy Electric Assembly division of the Company from which such divisions ordered raw materials, supplies, merchandise or other goods and services, respectively, with an aggregate purchase price of $1,000,000 or more during the twelve-month period ended December 31, 1999 (a "Significant Supplier"). No Significant Supplier has notified the Company that it may, and neither CTI nor the Company has Knowledge of any reason to believe that any Significant Supplier would, cease selling raw materials, supplies, merchandise or other goods and services to the applicable division of the Company at any time after the date hereof (including after the consummation of the Contemplated Transactions) on terms and conditions similar to those used in its current sales to such division, subject to periodic price increases.

      (b) Schedule 3.23(b) contains a true and complete list of each customer of the BSCC division of the Company and each customer of the Energy Electric Assembly division of the Company that ordered products or services from such divisions, respectively, with an aggregate purchase price of $1,000,000 or more during the twelve-month period ended December 31, 1999 (a "Significant Customer"). No Significant Customer has notified the Company that it may, and neither CTI nor the Company has Knowledge of any reason to believe that any Significant Customer would, (i) cease purchasing products or services from the applicable division of the Company,
(ii) substantially reduce the volume of such products or services which it will or intends to purchase or (iii) seek a substantial price reduction for such products or services which it will or intends to purchase at any time after the date hereof (including after the consummation of the Contemplated Transactions).

      3.24. Certain Payments. Since July 1, 1997, none of CTI, the Company, any director, officer, agent, or employee of CTI or the Company, or, to the Knowledge of CTI or the Company, any other Person associated with or acting for or on behalf of CTI or the Company, has directly or indirectly (a) made any material contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or
(iv) in violation of any Applicable Law, the effect of which in each case specified in this clause (a) could reasonably be expected to subject the Company to a material fine, penalty, or other liability or disability or, (b) established or maintained any fund or asset that has not been recorded in the books and records of CTI or the Company, as applicable.

      3.25. Assets Complete. Except as set forth in Schedule 3.25, the Company owns, holds, licenses, or otherwise possesses rights in or to all such assets, properties, licenses and rights as are necessary to the operation of its businesses as currently conducted.

      3.26. Certain Interests. Except as set forth in Schedule 3.26, no Affiliate of CTI or the Company, nor any officer, director or beneficial owner of 5% or more of the outstanding voting securities of either of them, has any interest in any property used in or pertaining to the businesses of the Company or any customer or supplier doing business with the Company. Except with respect to those interests listed in Schedule 3.26, the Company is not a party to any transaction with any of the Persons specified in the first sentence of this Section 3.26.

      3.27. Year 2000 Compliance. Except as set forth in Schedule 3.27, all of the Company's Systems are able to record, store, process, calculate and present calendar dates falling on or after (and if applicable, spans, of time including) January 1, 2000. Except as set forth in Schedule 3.27, the Company has completed a review of its operations to assess whether its businesses shall be vulnerable to a

Year 2000 Problem. As part of such review, the Company made all reasonably necessary and relevant inquiry of its principal suppliers, vendors, customers and other commercial counterparties concerning the vulnerability of such counterparties to a Year 2000 Problem. Based on such review, CTI and the Company reasonably believe that no Company Material Adverse Effect could result from a Year 2000 Problem. "Year 2000 Problem" means any significant risk that the performance or functionality of the Company's proprietary and third party computer hardware and software systems or equipment containing embedded chips (collectively, "Systems") shall be adversely affected by the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other use of data containing or dependent on dates or time periods before, during or after the year 2000.

      3.28. Full Disclosure. There is no existing event, occurrence, fact, condition, or anticipated change which has resulted in a Company Material Adverse Effect since January 1, 2000, or could reasonably be expected to result in a Company Material Adverse Effect and which is not disclosed in this Agreement, the Schedules, the CTI Filed SEC Documents and the documents referred to herein and therein taken as a whole. No representation or warranty of CTI or the Company in this Agreement, when read in conjunction with the Schedule(s) applicable thereto and the documents referred to in such Schedule(s), contains any untrue statement of material fact or omits to state a material fact necessary to make such representations and warranties, in light of the circumstances in which they were made, not misleading.

      3.29. No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of CTI, the Company or any of their Affiliates in connection with the negotiation, execution, or performance of this Agreement or the sale process is or will be entitled to any brokerage, finder's or similar fee or other commission as a result of this Agreement or such transactions.

      4.     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.

      Parent and Sub jointly and severally represent and warrant to CTI and the Company as follows:

      4.1. Organization, Standing and Power. Each of Parent and Sub is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of Parent and Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Parent Material Adverse Effect. Parent and Sub have delivered to CTI and the Company correct and complete copies of the certificate of incorporation and by-laws of each of Parent and Sub, as currently in effect.

      4.2. Capital Structure of Sub. The authorized capital stock of Sub consists of 3,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are validly issued, fully paid and nonassessable and are owned of record and beneficially by Parent.

      4.3.   Authority; No Conflict.

      (a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Contemplated Transactions, have been duly authorized by all necessary corporate action on the part of Parent and Sub, as applicable. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally, and (ii) general equitable principles.

      (b) Except as set forth in Schedule 4.3(b), the execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the Contemplated Transactions and compliance by Parent and Sub with the provisions hereof will not, (i) result in any Violation pursuant to any provision of the certificate of incorporation or by-laws of Parent or Sub, or (ii) subject to the Consents or Filings referred to in Section 4.3(c), result in any Violation of or pursuant to any loan or credit agreement, note, mortgage, indenture, or other material agreement, lease, obligation or instrument, or in any material Violation of or pursuant to any Applicable Law, applicable to Parent or Sub or their respective properties or assets.

      (c) Except as set forth in Schedule 4.3(c), no Consent or Filing is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation of the Contemplated Transactions or the compliance by Parent and Sub with the provisions hereof, except for the Filing of a pre-merger notification report by Parent under the HSR Act.

      4.4. Litigation. There are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the Knowledge of Parent or Sub, threatened against Parent or Sub that question the validity of this Agreement or any action to be taken by Parent or Sub in connection with this Agreement. There is no litigation, action, suit, arbitration, proceeding or governmental investigation pending or, to the Knowledge of Parent or Sub, threatened, or any order, injunction or decree outstanding, against or relating to Parent or Sub that, if adversely determined, could reasonably be expected, in the aggregate, to have a Parent Material Adverse Effect.

      4.5. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      4.6. No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of Parent or Sub in connection with the negotiation, execution, or performance of this Agreement or the sale process is or will be entitled to any brokerage, finder's or similar fee or other commission as a result of this Agreement or such transactions.

      5.     COVENANTS RELATING TO CONDUCT OF BUSINESS.

      5.1. Covenants of CTI and the Company. During the period from the date of this Agreement and continuing until the Effective Time, CTI and the Company jointly and severally agree that, except as expressly contemplated or permitted by this Agreement or as expressly provided in Schedule 5.1, or to the extent that Parent shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed:

      (a) Ordinary Course. The Company shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relation-ships with customers, suppliers and others having business dealings with the Company. CTI shall not conduct any business, operations or activities other than those referred to in the last two sentences of Section 3.1(a) as such were heretofore conducted by it, and in the usual, regular and substantially same manner as heretofore conducted.

      (b) Dividends; Changes in Stock. The Company shall not (i) declare, set aside or pay any dividends or make other distributions in respect of any capital stock of the Company, (ii) split, combine or reclassify any capital stock of the Company or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of CTI or the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

      (c) Issuance of Securities. The Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of any class of the Company, any other voting securities, any indebtedness of the type described in the last sentence of Section 3.2(a) or any options, warrants, conversion rights or other rights or convertible securities exerciseable or convertible for any such shares, voting securities or indebtedness.

      (d) Governing Documents. The Company shall not amend or propose to amend its certificate of incorporation or by-laws.

      (e) No Acquisitions. Neither CTI nor the Company shall acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof or otherwise acquire any assets other than purchases by the Company of raw materials, finished goods or supplies in the ordinary course of business consistent with prior practice or capital expenditures permitted by Section 5.1(h).

      (f) No Dispositions. Other than sales of finished goods inventories by the Company in the ordinary course of business consistent with prior practice, neither CTI nor the Company shall sell, lease, encumber or otherwise subject to Lien, or otherwise dispose of any of its properties or assets, including in the case of CTI any of the Company Stock.

      (g) Indebtedness. The Company shall not incur any indebtedness for borrowed money or leased equipment, or guarantee any such indebtedness, or forgive any such indebtedness, or make any loans, advances, or capital contributions to any other Person, or issue or sell any debt securities or warrants or rights to acquire any debt securities of CTI or the Company or guarantee any debt securities of others, or indemnify any other Person, except for any such action described in this Section 5.1(g) taken in the ordinary course of business consistent with prior practice. Without limitation of the foregoing, the Company (i) shall pay its payables as they become due in the ordinary course of business consistent with past practice, drawing under the revolving credit facility included within the Bank Debt as necessary to do so, and (ii) shall not draw under such revolving credit facility for the establishment of any cash reserve for any purpose, provided, however, that the foregoing shall not limit the Company's right to draw under such revolving credit facility, to the extent of the then remaining availability thereunder after payment of all amounts required to be paid by the Company pursuant to Section 6.3, for the purpose of paying, at Closing, any portion of the aggregate Common Cash Share Price.

      (h) Capital Expenditures. The Company shall not make or commit to make any new capital expenditure or expenditures which, individually, are in excess of $5,000 or, in the aggregate, are in excess of $20,000.

      (i) Material Contracts; Benefit Plans; Employment. The Company shall not (i) enter into or assume any lease, license, agreement, commitment or other instrument which, if in effect on the date hereof, would be a Material Contract (other than contracts for the purchase of raw materials, supplies or services, or sale of finished goods or services, in the ordinary course of business consistent with prior practice, or for capital expenditures permitted by Section 5.1(h)); (ii) terminate, renegotiate or amend any Material Contract (other than contracts for the purchase of raw materials, supplies or services, or sale of finished goods or services, in the ordinary course of business consistent with prior practice, or for capital expenditures permitted by Section 5.1(h)) or waive any material rights or claims thereunder, (iii) adopt, or amend to increase compensation or benefits payable under, any Benefit Plan, (iv) enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company, (v) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract with any director or officer or other employee of the Company other than in the ordinary course of business consistent with prior practice, or (vi) deposit into any trust (including any "rabbi trust") amounts in respect of any nonqualified employee benefit obligations or obligations to employees or directors of the Company, except with respect to clauses (iii) and (iv), for normal increases in the ordinary course of business consistent with prior practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company.

      (j) Insurance Policies. The Company shall continue to carry existing insurance insuring its assets, business and properties, subject only to variations in amounts required by the ordinary operations of business.

      (k) Affiliates. The Company shall not declare, issue, set aside, make or pay, discharge or satisfy any claim, liability or obligation owing to CTI or any other Affiliate of CTI or the Company, or enter into an agreement with CTI or any such Affiliate, or any stockholder, officer or director of the Company, CTI, any such Affiliate or any family member of any of the foregoing.

        (l) Accounting Changes. Neither CTI nor the Company shall change any method or period of accounting, change any significant accounting policy, practice or procedure.

        (m) Tax Elections. Neither CTI nor the Company shall make, revoke or amend any Tax election or settle or compromise any Tax liability.

        (n) Non-Compete. Neither CTI nor the Company shall enter into any contract limiting the ability of the Company to engage in any line of business, to compete with any Person or to conduct business in any particular geographic area.

        (o) Litigation. The Company shall not settle or compromise any material litigation, action, suit, arbitration, proceeding or governmental investigation against or relating to the Company, or its properties or assets.

        (p) Covenants. Neither CTI nor the Company shall permit or authorize, or agree or make any commitment to take, any action that is or would be prohibited by this Section 5.1.

        5.2. Other Actions. Except as provided in this Agreement, none of the parties hereto shall voluntarily take any action that would, or could reasonably be expected to, result in any of the conditions to the consummation of the Contemplated Transactions set forth in
Article 7 not being satisfied.

        5.3. Advice of Changes. CTI and the Company, on the one hand (the "Seller Parties"), and Parent and Sub, on the other (the "Buyer Parties"), shall promptly advise the Buyer Parties or Seller Parties, as applicable, orally and in writing to the extent they or either of them has Knowledge of (a) any change or event having, or which could reasonably be expected to have or result in, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, (b) any representation or warranty made by them or either of them contained in this Agreement becoming untrue or inaccurate in any material respect (for this purpose, without regard to any materiality qualifier in such representation or warranty), and (c) the failure by them or either of them to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them or either of them under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        5.4.   No Solicitations.

        (a) Neither CTI nor the Company shall, nor shall either permit the other or their other Affiliates to, nor shall either of them authorize or permit, or permit the other or their other Affiliates to authorize or permit, their respective officers, directors, employees or any investment banker, financial advisor, attorney, accountant or other representative retained by CTI, the Company or any such Affiliate (each of the foregoing, a "Seller Representative") to, directly or indirectly through any other Person, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or agree to endorse any Takeover Proposal. From and after the time that this Agreement shall have been duly approved and adopted by the affirmative vote of the holders of all outstanding shares of Company Common Stock, neither CTI nor the Company shall approve or recommend, or propose to approve or recommend any Takeover Proposal, or enter into, or permit the other or their other Affiliates to enter into, any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Takeover Proposal (each of the foregoing, a "Takeover Agreement"). Upon the execution of this Agreement, each of CTI and the Company will, and will cause their other Affiliates and all Seller Representatives to, immediately cease any existing activities, discussions or negotiations with any parties heretofore conducted with respect to any of the foregoing.

        (b) From and after the time that this Agreement shall have been duly approved and adopted by the affirmative vote of the holders of all outstanding shares of Company Common Stock, neither the Board of Directors nor any committee thereof of CTI or the Company shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval by such Boards of Directors or any such committees of this Agreement or the Contemplated Transactions, (ii) approve, or propose to approve, any Takeover Proposal or (iii) enter into any Takeover Agreement.

        (c) CTI irrevocably agrees to vote all shares of Company Common Stock held by it for the approval and adoption of this Agreement

        6.     ADDITIONAL AGREEMENTS.

        6.1. Access to Information. Upon reasonable notice, CTI and the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent and Sub, reasonable access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records (including their accountant's work papers) of CTI and the Company and during such period, CTI and the Company shall furnish promptly to Parent and Sub all information concerning the businesses, properties and personnel of the Company as Parent or Sub may reasonably request. CTI shall promptly furnish to Parent and Sub a copy of each report, schedule, registration statement or other document filed by it during such period pursuant to the requirements of federal or state securities laws. Parent and Sub shall hold, and cause its counsel, accountants and other agents and representatives to hold, all such information and documents in accordance with and subject to the terms of the Confidentiality Agreement. No review by Parent or Sub or their representatives pursuant to this Section 6.1 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by CTI or the Company to Parent or Sub.

        6.2. Reasonable Efforts. Each of the Seller Parties and each of the Buyer Parties shall each use their reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under Applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the Contemplated Transactions, including (a) obtaining from any Governmental Authorities or third parties all necessary Consents, and (b) making all necessary Filings; provided, however, that the Seller Parties or Buyer Parties, as applicable, shall cooperate with and provide reasonable assistance to the other in connection with such actions and doings, including, in connection with obtaining such Consents or making such Filings, providing copies of all such documents to the nonfiling party or parties and their advisors prior to filing, if requested, and accepting all reasonable additions, deletions or changes suggested in connection therewith.

        6.3.   Expenses.

        (a) Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its re spective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, and all amounts payable to any Persons described in Sections 3.29 (as to CTI) and 4.6 (as to Parent and Sub); provided, however, that any provision of this Agreement to the contrary notwithstanding, CTI shall bear and be responsible for all such expenses (i) of itself and (ii) of the Company incurred (whether by CTI or the Company) on or after November 9, 1999 through the Closing Date, and, to the extent that the Company has heretofore paid or the Company (including as Surviving Corporation) may hereafter pay any such expenses (the "Paid Expenses"), CTI will forthwith on demand, from and after the Effective Time, reimburse the Surviving Corporation all amounts so paid; provided, however, that any such Paid Expenses shall be set-off against the aggregate Common Cash Share Price, and, further provided, that, to the extent any such Paid Expenses are paid or identified after payment of the Common Cash Share Price, then Parent shall be entitled to withhold from or set-off against the Merger Note or any Tax Refund Note any and all such Paid Expenses.

        (b) CTI shall be responsible for (i) any transfer, documentary, sales, use, stamp or registration Tax or other similar Tax resulting from the Merger or the consummation of the Cieszkowski Agreement Transactions; and (ii) the aggregate amount of all Change of Control Payments in excess of $450,000.

        (c) Parent shall be responsible for the payment of the HSR Act filing fee.

        (d) The Surviving Corporation shall be responsible for Change of Control Payments in an aggregate amount not in excess of $450,000.

        (e) The Company shall be responsible for the payment of all accrued and unpaid interest (at the non-default rate of interest) as at Closing Date in the respect of the Bank Debt and the reasonable fees and disbursements of legal counsel to the holders of the Bank Debt in connection with the discharge thereof.

        6.4.   Financing.

        (a) Parent has advised CTI and the Company that Parent or its Affiliate has received a written commitment from Fleet Capital Corporation, as successor in interest to BankBoston, N.A., committing to provide such Affiliate and the Surviving Corporation, subject to the terms and condition thereof, a credit facility in the aggregate principal amount of $52,000,000 (the "Financing Commitment"). Parent will use all reasonable efforts to enter into and cause its Affiliates to enter into definitive agreements (the "Definitive Financing Agreements") on terms and conditions substantially in accordance with the Financing Commitment and otherwise acceptable to Parent, as soon as practicable, following the date of this Agreement.

        (b) The Company shall expeditiously provide, and cause its officers and employees to expeditiously provide, to Parent and Sub all cooperation reasonably necessary in connection with the execution and delivery of the Definitive Financing Agreements, including the execution and delivery of any pledge or security documents, underwriting or placement agreements, other financing documents, or other requested certificates, consents, documents or financial information as may be reasonably requested by Parent; provided, however, that in connection with the foregoing, the Company shall not be obligated to incur or suffer the imposition of any liability, obligation, Lien or other burden, the imposition of which is not contingent upon the consummation of the Contemplated Transactions.

        (c) In connection with the issuance by Parent to CTI of the Merger Note and the Tax Refund Notes referred to in the Tax Refund Agreement called for in
Section 7.1(f) (the "Tax Refund Notes"), (i) CTI and Parent agree to execute and deliver at the Closing a Subordination Agreement substantially in the form of
Exhibit 6.4(c)(i) (the "New Lender Subordination Agreement") in favor of the lenders and agent under the Definitive Financing Agreements and (ii) CTI and Parent agree to execute and deliver at the Closing a Subordination Agreement substantially in the form of Exhibit 6.4(c)(ii) (the "Bank Note Subordination Agreement") in favor of the holders of the Bank Notes. In the event that Parent and/or its Subsidiaries decide to refund or refinance all or a portion of the "Obligations" as defined in the New Lender Subordination Agreement ("Refi-nanced Debt"), which term shall be deemed to include any indebtedness resulting from any refundings or refinancings subsequent to the first refunding or refinancing) at any time outstanding, CTI agrees, and will cause any subsequent holder of a Merger Note or Tax Refund Note to agree, upon not less than fifteen
(15) days notice in writing from Parent, to enter into a subordination agreement with the holders of such proposed Refinanced Debt (a proposed form of such subordination agreement to be included with such written notice in order to commence said fifteen (15) day period); provided that the terms and provisions of such subordination agreement are no less favorable to CTI or such subsequent holder than the New Lender Subordination Agreement, it being understood that the terms of the proposed Refinanced Debt (including those relating to amount, interest rate, maturity and the nature and extent of the collateral therefor) will not be deemed to cause the terms and provisions of any such subordination agreement to be less favorable to CTI or any such subsequent holder. In connection therewith, CTI and any subsequent holder shall execute and deliver any further documents as may be necessary to effect the purposes of such new subordination agreement.

        6.5. Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the Contemplated Transactions and shall not issue any such press release or make any such public state-ment prior to such consultation, except as may be required by Applicable Law.

        6.6. Name Change. As soon as is reasonably practicable, and in any event within twelve months, after the Closing, CTI shall (a) take such corporate action as is necessary to effect the change of its corporate name to any name that does not contain the word "Connectivity" or any variant thereof, and shall promptly deliver to Parent evidence of the filing in all appropriate jurisdictions of such certificates as shall be necessary to effect such name change of record and (b) remove signage, change promotional and advertising literature in whatever medium, stationery and packaging, and take such other action as is necessary to indicate that there no longer exists any connection or relationship between CTI or its Affiliates, on the one hand, and the Company, on the other hand. Pending such change in corporate name, CTI shall execute and deliver to Parent or the Surviving Corporation such consents or waivers as they may request from time to time to enable Parent or Sub to use "Connectivity" in the corporate or other entity name of any Affiliate or Subsidiary of either of them in any jurisdiction requiring such a consent or waiver.

        6.7.   Non-competition.

        (a) During the three-year period from the Closing Date (the "Restriction Period"), CTI shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner, joint venturer or oth-erwise with any business or organization which, or any business or organization any material part of which, competes with the businesses of the Company as such businesses may be conducted at the date hereof or from the date hereof to the Closing Date, in any geographical area in which such businesses are then conducted; provided, however, that this provision shall not restrict CTI from owning up to 5% of the outstanding securities of any class of any issuer whose securities are quoted or traded on the NASDAQ Stock Market or any national securities exchange.

        (b) During the Restriction Period, CTI shall not directly or indirectly induce any employee of the Company to terminate employment with the Company, and will not directly or indirectly employ or offer employment to any person listed in Schedule 6.7(b) unless such person shall have ceased to be employed by the Company for a period of at least 6 months.

        (c) CTI agrees that the provisions of this Section 6.7 are necessary and reasonable to protect Parent and the Surviving Corporation in the conduct of the businesses of the Surviving Corporation. If any restriction contained in this
Section 6.7 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

        (d) CTI acknowledges and agrees that money damages would not be a sufficient remedy for any breach by CTI of its obligations pursuant to this
Section 6.7 and that Parent and the Surviving Corporation shall be entitled to injunctive relief to prevent any anticipatory or continuing breach of such obligations and to secure enforcement of the provisions of this Section 6.7. CTI understands and agrees that the rights and remedies of Parent and the Surviving Corporation pursuant to this Section 6.7(d) are in addition to, and without prejudice to, any other rights and remedies available to Parent or the Surviving Corporation at law or in equity.

        6.8.   Tax Matters.

        (a) CTI agrees to file, within the time allowed by Applicable Law, all foreign, federal, state, and local Tax Returns with the appropriate jurisdictions, for any Tax year of the Company ending on or before the Closing Date, and to include therein all information required to be contained therein relating to the Company for such period, and to pay all Taxes with respect to the Company for such periods.

        (b) With respect to any Tax Return of the Company or in which the Company/Surviving Corporation is included for any period beginning before and ending after the Closing Date, CTI shall pay to Parent within 15 days after Parent has filed the Tax Return for such period an amount equal to the Tax which would have been payable if the books of the Company/Surviving Corporation had been closed at the end of the Closing Date and such Tax Return had been filed for such period ending at the end of the Closing Date. Without limiting the foregoing, in calculating such Tax there shall be included in such period ending at the end of the Closing Date any income or gain resulting from the discharge and satisfaction of the Debt To Be Discharged or any portion thereof.

        (c) Any Tax sharing agreement between CTI and the Company shall be terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a prior year).

        (d) CTI will include the income of the Company/Surviving Corporation (including any deferred income triggered into income by Treas. Reg. Section 1.1502-13 and any excess loss accounts taken into income under Reg. Section 1.1502-19) on CTI's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Parent will cause the Surviving Corporation to furnish Tax information to CTI for inclusion in CTI's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice at such times as CTI may reasonably request and will otherwise provide reasonable cooperation to CTI in connection with the discharge of CTI's obligations pursuant to this Section 6.8(d). CTI will allow Parent an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company/Surviving Corporation, and CTI will take no position on such Tax Returns which would adversely affect the Surviving Corporation after the Closing Date unless its accountants advise CTI that such an adverse position is the only legally permissible position for CTI to take and such position would be reasonable from the standpoint of a parent entity owning the Surviving Corporation both before and after the Closing Date in the ordinary course of business. The income of the Company/Surviving Corporation will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company/Surviving Corporation as of the end of the Closing Date. Without limiting the foregoing, there shall be included in the income of the Company/Surviving Corporation for the period ending at the end of the Closing Date any income or gain resulting from the discharge and satisfaction of the Debt To Be Discharged or any portion thereof.

        (e) CTI will not settle any audit relating to the Company/Surviving Corporation in a manner which would materially increase the amount of Taxes payable by the Surviving Corporation for any period after the Closing Date without the prior written consent of Parent, which consent shall not unreasonably be withheld.

        (f) Parent will not make an election under Section 338 of the Code with respect to the Merger.

        6.9. Preservation of Records. Parent agrees that it shall cause the Surviving Corporation to preserve and keep records with respect to its businesses, operations, assets and liabilities as of the Closing Date, and CTI agrees that it shall preserve and keep its records pertaining in whole or in part to the Company, for a period of six years from the Closing Date, or for any longer period as may be required by any Governmental Authority or in connection with any ongoing or threatened audit, administrative proceeding or litigation. Each party (the "maintaining party") further agrees that it shall make, or cause its Affiliates to make, such records and personnel available to the other party (the "requesting party") as may be reasonably requested by the requesting party in connection with, among other things, the filing of any Tax Return or report by, or any insurance claims by, legal proceedings against or governmental investigations (including tax audits) of, the requesting party or its Affiliates; provided, however, that the requesting party shall promptly reimburse the maintaining party for any reasonable out-of-pocket expenses incurred by the maintaining party or its Affiliates in making such records and personnel available. In the event that the maintaining party wishes to destroy such records after that time, it shall first give 90 days prior written notice to the requesting party and the requesting party shall have the right, at its option and expense, upon prior written notice given within that 90-day period, to take possession of the records within 90 days after the date of such notice.

        6.10. Further Assurances. From and after the Closing Date, the parties hereto will, whenever and as often as reasonably requested to do so by another party hereto (and at the sole cost and expense of the requesting party), do, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the Contemplated Transactions.

        6.11. Periodic Reporting. For the purposes of enabling CTI to prepare financial statements includable in all CTI SEC Documents required to be filed by CTI under the Exchange Act for the fiscal year ending December 31, 2000, including those on Forms 10-K, 10-Q and 8-K, with respect to the assets, liabilities, operations and results of operations of the Company as of any date and for any period ending on or prior to the Closing Date, Parent agrees to cause the Surviving Corporation to (a) afford to the accountants of CTI reasonable access, during normal business hours, to all accounting books and records of the Company covering events and transactions during such periods and
(b) provide to such accountants the services, during normal business hours and otherwise at times to be mutually agreed upon by Parent and CTI so as to minimize the disruption of the Surviving Corporation's ongoing business and operations and subject to their being in the continued employment of the Surviving Corporation, of George H. Buckham and such other individuals as may be mutually agreed upon, provided, however, that CTI shall, at CTI's sole cost and expense, employ temporary accounting personnel to assist Mr. Buckham and such individuals so as to minimize the demands on their time and the disruption of the performance of their duties for the Surviving Corporation. In providing such access and services, Parent, the Surviving Corporation and their Affiliates disclaim any and all responsibility for the truth, accuracy or completeness of any information or data obtained by or furnished to CTI and CTI agrees that none of Parent, the Surviving Corporation or their Affiliates shall be liable for any loss or damage resulting from their acts or omissions, or the acts or omissions of any of their employees, agents or other representatives in performing under this Section 6.11, it being understood by CTI that in so acting none of such employees, agents or representatives (including Mr. Buckham) shall be deemed to be acting within the scope of their employment or engagement by Parent, the Surviving Corporation or any such Affiliate, but shall be understood to be acting as employee's, agents or representatives of CTI, and Parent and Surviving Corporation hereby consent to their so acting for such limited purpose.

        7.     CONDITIONS PRECEDENT.

        7.1. Conditions of Each Party's Obligation to Effect the Transactions. The respective obligation of each party to effect the Contemplated Transactions is subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a) Stockholder Approvals and Waiver. This Agreement shall have been approved and adopted by the affirmative vote of the holders of all outstanding shares of Company Common Stock. Each holder of any outstanding shares of Company Stock shall have irrevocably waived all rights to dissent to the Merger as provided by the DGCL. The holders of all outstanding shares of Company Preferred Stock shall have irrevocably agreed to the treatment of such stock, as provided in this Agreement.

        (b) HSR Act. The waiting period (and any extensions thereof) applicable to the Contemplated Transactions under the HSR Act shall have been terminated or expired.

        (c) Other Governmental Filings and Consents. In respect of all Applicable Laws other than the HSR Act bearing upon the consummation of the Contemplated Transactions, all required Filings by the Seller Parties or Buyer Parties or any of their respective Affiliates with applicable Governmental Authorities shall have been made, all applicable waiting and review periods and any extensions thereof shall have expired or been terminated and all required Consents of such Governmental Authorities shall have been obtained, except for such Filings, waiting and review periods and extensions thereof and Consents, which if not made, expired or terminated, or obtained could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect.

        (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other comparable legal restraint or prohibition (an "Injunction") preventing the consummation of the Contemplated Transactions shall be in effect.

        (e) Occurrence of Related Transactions. The respective obligations of each party to effect the Merger shall be subject to the occurrence immediately prior thereto of the Related Transactions to the reasonable satisfaction of the Seller Parties and Buyer Parties. Without limitation of the foregoing, the Banks shall have accepted the consideration set forth in Section 1.4(b) in full discharge and satisfaction of the Bank Debt.

        (f) Tax Refund Agreement. Each of CTI, the Company, Parent, Sub and the Banks shall have executed and delivered the Tax Refund Agreement substantially in the form of Exhibit 7.1(f) and such agreement shall be in full force and effect.

        (g) Cross-Release. Each of CTI, the Company, Parent and Sub shall have executed and delivered a cross-release substantially in the form of Exhibit 7.1(g) (the "Cross-Release") and such instrument shall be in full force and effect.

        (h) Subordination Agreements. Each of the parties thereto shall have executed and delivered the New Lender Subordination Agreement and Bank Note Subordination Agreement, respectively, and such agreements shall be in full force and effect.

        7.2. Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Contemplated Transactions are subject to the satisfaction of the following conditions unless waived by Parent:

        (a) CTI and Company Representations and Warranties. The representations and warranties of CTI and/or the Company set forth in Article 3 shall be true and correct in all material respects at the time of the Closing (including at the Effective Time) with the same effect as though those representations and warranties had been made at and as of that time; provided, however, that for purposes of this Section 7.2(a) the truth and correctness of any particular representation and warranty of CTI or the Company set forth in Article 3 shall be determined without regard to any limitation or qualification as to materiality set forth in such representation or warranty.

        (b) Performance of CTI and Company Obligations. CTI and/or the Company shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by CTI or the Company prior to or at the Closing.

        (c) CTI and Company Compliance Certificate. Parent and Sub shall have been furnished with a certificate dated the Closing Date executed by the Chairman of the Board, President or any Vice President of each of CTI and the Company in his or her representative capacity, and not individually, certifying to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b), except to the extent such conditions have been waived by Parent in writing.

        (d) Opinion of CTI and Company Counsel. Parent and Sub shall have been furnished with the opinion of Craig and

Macauley Professional Corporation, counsel to CTI and the Company, in substantially the form of Exhibit 7.2(d).

        (e) Consents Under Agreements. There shall have been obtained the Consents of all Persons (other than the Governmental Authorities referred to in Sections 7.1(b) and 7.1(c)) required in connection with the consummation of the Contemplated Transactions other than those which, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (f) Approval of Proceedings and Documentation. All proceedings to be taken and all certificates, instruments, opinions and other documents to be delivered to Parent or Sub in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to Parent and its counsel.

        (g) Resignation Letters. Parent and Sub shall have received letters of resignation, effective as of the Closing Date, from each director and officer of the Company.

        (h) Anicom Supply Agreement. The Amended and Restated Supply Agreement dated as of the date hereof between the Company and Anicom, Inc., shall have been executed and delivered and shall be in full force and effect.

        (i) Parent's Financing. The Definitive Financing Agreements shall be in full force and effect and the financings contemplated thereunder shall have been funded to the satisfaction of Parent.

        (j) Sole Stockholder. Immediately prior to the Effective Time but after the consummation of the Cieszkowski Agreement Transactions, CTI shall be the holder of all outstanding Company Stock and CTI shall have delivered to Parent and Sub at Closing all certificates evidencing all such outstanding Company Stock, for cancellation in the case of shares of Company Preferred Stock and conversion in the case of shares of Company Common Stock.

        (k) Employment Agreements. The Company shall have entered into employment agreements with each of Kurt Cieszkowski and James M. Hopkins, in form and substance reasonably acceptable to Parent.

        (l) ERISA Remediation Agreement. CTI and the Company shall have executed and delivered to Parent an agreement with respect remediation of certain potential ERISA obligations, in form and substance reasonably acceptable to Parent.

        (m) Indemnity Agreement. Each of CTI, Parent and the Company shall have and executed and delivered the Indemnity Agreement substantially in the form of
Exhibit 7.2(m) and such agreement shall be in full force and effect.

        7.3 Conditions of Obligations of CTI and the Company. The obligations of CTI and the Company to effect the Contemplated Transactions are subject to the satisfaction of the following conditions unless waived by CTI and the Company:

        (a) Parent and Sub Representations and Warranties. The representations and warranties of Parent and/or Sub set forth in Article 4 shall be true and correct in all material respects at the time of the Closing (including at the Effective Time) with the same effect as though those representations and warranties had been made at and as of that time; provided, however, that for purposes of this Section 7.3(a) the truth and correctness of any particular representation and warranty of Parent or Sub set forth in Article 4 shall be determined without regard to any limitation or qualification as to materiality set forth in such representation or warranty.

        (b) Performance of Parent and Sub Obligations. Parent and/or Sub shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent or Sub prior to or at the Closing.

        (c) Parent and Sub Compliance Certificates. CTI and the Company shall have been furnished with a certificate dated the Closing Date executed by the Chairman of the Board, President or any Vice President of each of Parent and Sub in his or her representative capacity, and not individually, certifying to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b), except to the extent such conditions have been waived by CTI and the Company in writing.

        (d) Opinion of Parent and Sub Counsel. CTI and the Company shall have been furnished with the opinion of

Jacobs Persinger & Parker, counsel to Parent and Sub, in substantially the form of Exhibit 7.3(d).

        (e) Approval of Proceedings and Documentation. All proceedings to be taken and all certificates, instruments, opinions and other documents to be delivered to CTI or the Company in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to CTI and the Company and their counsel.

        8.     TERMINATION AND AMENDMENT.

        8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Company's stockholders of any matters presented to such stockholders for approval in connection with the Contemplated Transactions:

        (a) by mutual written consent of the Buyer Parties and the Seller
Parties;

        (b)    by either the Buyer Parties or the Seller Parties, if

               (i) there has been a material breach of any representation, warranty, covenant or agreement on the part of either Seller Party, on the one hand, or either Buyer Party, on the other, set forth in this Agreement which breach has not been cured within twenty Business Days following receipt by the breaching party of notice of such breach, or

               (ii) any Injunction shall have become final and non-appealable; provided, however, that prior to any such termination pursuant to this clause
(ii) the Buyer Parties and Seller Parties shall, and shall cause their respective financial and legal advisors to, negotiate in good faith and for a reasonable period of time to make such adjustments in the terms and conditions of this Agreement as would enable the party seeking termination to proceed with the Contemplated Transactions;

        (c) by either the Buyer Parties or Seller Parties if, without fault of such terminating parties, the Contemplated Transactions shall not have been consummated on or before the Termination Date; or

        (d) by the Buyer Parties, if either Board of Directors (or committee thereof) or CTI or the Company shall have (i) withdrawn or modified in a manner adverse to the Buyer Parties its approval of this Agreement or the Contemplated Transactions, or (ii) breached its obligations pursuant to Section 5.4.

        8.2. Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any of CTI, the Company, Parent or Sub (except as set forth in the third sentence of Section 6.1, in Sections 6.3(a) and 6.3(c) and in Section 6.5 and except for any breach of this Agreement which allows for the termination of this Agreement under Section 8.1(b)(i) or
Section 8.1(d)) or their respective directors and officers.

The obligations of Parent and Sub under the Confidentiality Agreement shall survive the termination of this Agreement.

        8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time, whether before or after approval by the Company's stockholders of any matters presented to such stockholders for approval in connection with Contemplated Transactions, provided, however, that after any such approval, no amendment shall be made which pursuant to the DGCL requires further approval by such stockholders unless such further approval has theretofore been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.4. Extension; Waiver. At any time prior to the Closing, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other actions of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

        9.     MISCELLANEOUS.

        9.1. Non-Survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including the certificates to be delivered by CTI and the Company pursuant to Section 7.2(c) and the certificates to be delivered by Parent and Sub pursuant to Section 7.3(c), shall survive the Effective Time and each of them shall expire with, and be terminated and extinguished by, the Merger; provided, however, that the foregoing shall not apply to any representation or warranty made or deemed to be made in the ERISA Remediation Agreement and shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        9.2.   Limitations on Liability.

        (a) Without limiting the generality of Section 9.1 or Section 1.2 of the Cross-Release, none of Parent, Sub or the Surviving Corporation shall have any recourse against any of the officers, directors or stockholders (in their capacities as such) of CTI on account of, with respect to or in connection with any liability under this Agreement or any instrument executed and delivered by CTI in connection with this Agreement, including with respect to or in connection with any representation or warranty made by or on behalf of CTI in this Agreement or in any such instrument.

        (b) Recourse of Parent, Sub or Surviving Corporation as against CTI under this Agreement, including for breach of CTI's obligations under Sections 6.3, 6.4(c), 6.5, 6.6, 6.7, 6.8. 6.9, 6.10, and 6.11, or any other instrument delivered in connection herewith, including, the Indemnity Agreement and the ERISA Remediation Agreement, shall be by and shall be limited to right of offset hereby granted to Parent against the unpaid balances of Merger Note and the Tax Refund Notes. The foregoing shall not limit the right of Parent or the Surviving Corporation to seek specific performance or injunctive relief against CTI for breach of CTI's obligations under Sections 6.3, 6.4(c), 6.5, 6.6, 6.7, 6.8, 6.9. 6.10 and 6.11; provided that such specific performance or injunctive relief does not render CTI liable for payment of any monetary damages except through offset against the unpaid balances of the Merger Note and the Tax Refund Note. In the event Parent or the Surviving Corporation shall prevail in any such action for specific performance or injunctive relief, then the costs and expenses thereof, including reasonable attorney's fees, shall be recoverable by (but only by) offset against the Merger Note and the Tax Refund Notes. CTI shall in no event have any monetary liability in excess of the aggregate unpaid balances from time to time of the Merger Note and the Tax Refund Note, and CTI shall not, under any circumstances, have any liability to repay any amount theretofore paid to under any Merger Note or Tax Refund Note.

        9.3. Indemnity Of Parent Concerning Office Lease. Parent agrees to indemnify, defend and hold harmless, CTI and its officers, directors and stockholders, and each of them, from and against any and all claims, losses, damages, liabilities, costs and expenses arising out of any obligations of the Surviving Corporation accruing from and after the Effective Time under that certain Crossroads Office Park Lease Agreement dated December 20, 1996 between Peter F. Zichelle, as Landlord, and the Company, as Tenant, with respect to certain premises located at 680 Mechanic Street, Leominster, Massachusetts.

        9.4. Entire Agreement. This Agreement (with its Appendix, Schedules and Exhibits) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for including all representation and warranties made by any party, supersedes any previous agreements, representations, warranties and understandings between the parties with respect to those matters, except for the Confidentiality Agreement, and cannot be changed or terminated orally.

        9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York without regard to the principles thereof regarding the choice of law. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by said courts. Each of the parties hereto hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        9.6. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by telecopy:

               (i)    if to CTI to:

                      Connectivity Technologies Inc.
                      c/o Highgate Capital LLC
                      1311 Mamaroneck Avenue, Suite 170
                      White Plains, New York  10605
                      Att'n:  Clarke Bailey
                      Fax No.:  (914) 610-1114

                      with a copy to:

                      William F. Macauley, Esq.
                      Craig and Macauley Professional
                        Corporation
                      Federal Reserve Plaza
                      600 Atlantic Avenue
                      Boston, Massachusetts  02210
                      Fax No.:  (617) 742-1788

               (ii)   if to Parent, Sub or the Surviving Corporation to:

                      Rome Group, Inc.
                      421 Ridge Street
                      Post Office Box 71
                      Rome, New York  13442-0071
                      Att'n:  David E. Harvey
                              Chairman and Chief Executive Officer
                      Fax No.: (315) 338-6709

                      with a copy to:

                      Scott M. Shepard
                      Jacobs Persinger & Parker
                      77 Water Street, 17th Floor
                      New York, New York  l0005
                      Fax No.:  (212) 742-0938

or, in each case, at such other address as may be specified in writing to the other parties hereto.

               All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the date of such delivery, (B) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, (D) if by telecopy, on the next day following the day on which such telecopy was sent.

        9.7. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

        9.8. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consent shall be void, except that Sub may assign this Agreement, in whole or in part, or any of its rights or obligations hereunder to any wholly-owned Subsidiary of Parent; provided, however, that such Subsidiary agrees to be bound by all of the terms and provisions of this Agreement binding upon Sub, and, provided, further, however, that such Subsidiary (a) is a corporation duly incorporated, organized and existing under the DGCL and (b) is able to satisfy all representations, warranties, agreements and covenants of or concerning Sub set forth in this Agreement.

        9.9. No Third Party Beneficiaries; Rights of Ownership. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns. The parties hereby acknowledge that, except as otherwise specifically provided in this Agreement or as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of capital stock of the other party pursuant to the Merger until consummation thereof.

        9.10. Interpretation. When a reference is made in this Agreement to an Article, Section, Appendix, Exhibit or Schedule, such reference shall be to an Article, Section, Appendix, Exhibit or Schedule of or to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, the feminine and the neuter.

        9.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

               [The balance of this page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

                                   PARENT:

                                   ROME GROUP, INC.

                                   By:     /s/ Mary Wuest
                                           -----------------------
                                           Name:   Mary Wuest
                                           Title:  Vice President

                                   SUB:

                                   RGCP ACQUISITION CORP.

                                   By:     /s/ Mary Wuest
                                           -----------------------
                                           Name:   Mary Wuest
                                           Title:  Vice President

                                   CTI:

                                   CONNECTIVITY TECHNOLOGIES INC.

                                   By:     /s/ James M. Hopkins
                                           --------------------------
                                           Name:   James M. Hopkins
                                           Title:  President and Chief
                                                     Executive Officer

                                   COMPANY:

                                   CONNECTIVITY PRODUCTS INCORPORATED

                                   By:     /s/ James M. Hopkins
                                           ---------------------------
                                           Name:   James M. Hopkins
                                           Title:  President and Chief
                                                     Executive Officer

                                  APPENDIX I TO

        AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of May 19, 2000 among ROME GROUP, INC., RGCP ACQUISITION CORP., CONNECTIVITY TECHNOLOGIES INC. and CONNECTIVITY PRODUCTS INCORPORATED.
        ==============================================================


        The terms defined in this Appendix I, whenever used in the Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of the Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to the Agreement, unless otherwise indicated.

        "Affiliate" of any Person, any Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

        "Applicable Laws" all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (b) consents, approvals or authorizations of, or designations, declarations or filings with, or reports to, or permits, franchises or concessions from any Governmental Authority and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

        "Bank Debt" as defined in Section 1.4(a).

        "Bank Documents" as defined in Section 1.4(b).

        "Bank Note" as defined in Section 1.4(b).

        "Bank Note Subordination Agreement" as defined in Section 6.4(c).

        "Banks" as defined in Section 1.4(a).

        "Benefit Plan" as defined in Section 3.5(a).

        "Business Day" a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

        "Buyer Parties" as defined in Section 5.3.

        "Certificate of Merger" as defined in Section 1.1.

        "Change of Control Payment" any payment required to be made by the Company to any executive, employee or consultant of the Company by reason of the consummation of the Contemplated Transactions; provided, however, such term shall not include any such payment if the Person's entitlement thereto is also conditioned upon (i) the termination by the Company of such Person's employment or other engagement or (ii) the resignation by such Person for good cause from such employment or other engagement, within a defined period following the consummation of the Contemplated Transactions.

        "Cieszkowski" as defined in Section 1.4(a).

        "Cieszkowski Agreement" as defined in Section 1.4(a).

        "Cieszkowski Agreement Debt" as defined in Section 1.4(a).

        "Cieszkowski Agreement Transactions" as defined in Section 1.4(a).

        "Closing" as defined in Section 1.2.

        "Closing Date" as defined in Section 1.2.

        "COBRA" as defined in Section 3.5(d).

        "Code" the Internal Revenue Code of 1986, as amended.

        "Common Cash Share Price" as defined in Section 2.4.

        "Company" as defined in the first paragraph, and including each of the constituent corporations to the merger effected under the Certificate of Merger filed with the Secretary of State of the State of Delaware on October 3, 1995 forming a part of the certificate of incorporation of the Company.

        "Company Common Stock" as defined in Section 2.4.

        "Company Material Adverse Effect" any event, occurrence, fact, condition, change or effect that, individually or when taken together with all other such events, occurrences, facts, conditions, changes or effects, is, or is reasonably likely to be, materially adverse to (a) the business, operations, results of operations, condition (financial or otherwise), properties, assets, liabilities or prospects of either the BSCC division or Energy Electric Assembly division of the Company, separately, or of the Company, as a whole, other than events, occurrences, facts, conditions, changes or effects attributable to occurrences in the economy in general or the industries in which such divisions operate in general and not specifically relating to such divisions or their respective businesses, or (b) the ability of CTI or the Company to perform their respective obligations under the Agreement. Notwithstanding the foregoing, the incurrence by the Company in any month following the date of this Agreement of a loss from continuing operations which is not materially greater than the Company's average monthly loss from continuing operations for the period January 1, 1999 through December 31, 1999, and the resulting impact of such loss taken alone upon the financial position of the Company, in and of itself shall not be deemed to constitute a Company Material Adverse Effect; provided, however, that this sentence shall not exclude any underlying event, occurrence, fact, condition, change or effect which results in or contributes to such loss and which would otherwise be considered in the determination.

        "Company Preferred Stock" as defined in Section 2.3.

        "Company Stock" as defined in Section 2.4.

        "Confidentiality Agreement" the confidentiality agreement dated as of February 8, 1998 [sic] between Hudson River Capital LLC, on behalf of CTI and the Company, and Rome Cable Corporation, on behalf of Parent and Sub.

        "Consent" as defined in Section 3.3(c).

        "Consolidated Group" as defined in Section 3.13(a).

        "Constituent Corporations" as defined in Section 1.3(a).

        "Contemplated Transactions" all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the Related Transactions, (c) the execution, delivery and performance of any other agreements required to be executed and delivered as a condition to the respective obligations of the parties under this Agreement, and (d) the performance by the parties of their respective covenants and obligations under this Agreement.

        "Cross-Release" as defined in Section 7.1(g).

        "CTI" as defined in the first paragraph.

        "CTI Filed SEC Documents" as defined in Section 3.4(b).

        "CTI SEC Documents" as defined in Section 3.4(a).

        "Debt To Be Discharged" as defined in Section 1.4(a).

        "Definitive Financing Agreements" as defined in Section 6.4(a).

        "DGCL" as defined in Section 1.1.

        "Effective Time" as defined in Section 1.1.

        "Environmental Claim" any claim, action, cause of action, investigation or written notice by any person or en-tity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

        "ERISA" as defined in Section 3.5(a).

        "ERISA Affiliate" as defined in Section 3.5(a).

        "Exchange Act" as defined in Section 3.3(c).

        "Filing" as defined in Section 3.3(c).

        "Financing Commitments" as defined in Section 6.4(a).

        "Governmental Authority" any nation or government, any state or province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any foreign country, or any political subdivision of any of the foregoing, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

        "Hazardous Materials" all wastes or other substances or materials that are listed, defined, designated, regulated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or pollutants or contaminants under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        "HSR Act" the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the regulations and rules issued pursuant thereto.

        "Injunction" as defined in Section 7.1(d).

        "Intellectual Property" as defined in Section 3.10.

        "ISO Authorities" as defined in Section 3.15(b).

        "ISO 9000 Registrations" as defined in Section 3.15(b).

        "ISO 9002" as defined in Section 3.15(b).

        "Knowledge" an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person other than an individual (a "Subject Entity") will be deemed to have "Knowledge" of a particular fact or other matter if (a) any individual who is serving as the chief executive officer, chief operating officer, chief financial officer, or chief accounting officer of such Subject Entity, and (b) in the case of CTI or the Company, in addition to the individuals holding the offices of CTI or the Company described in clause (a), any of the following: Everett McCarty (but only with respects to matters affecting the BSCC Division of the Company), Toni Woodring (but only with respects to matters affecting the EEA Division of the Company), Michael McLaughlin (but only with respects to matters affecting the BSCC Division of the Company), or Michael Fogg (but only with respects to matters affecting the EEA Division of the Company; any of the foregoing officers or, in the case of CTI or the Company, named individuals, a "Relevant Individual") has Knowledge of such fact or other matter, or if any Relevant Individual could reasonably be expected to have discovered or otherwise become aware of such fact or other matter after a reasonably diligent inquiry or investigation within such Relevant Individual's specific area of responsibility.

        "Leased Real Property" as defined in Section 3.8(a).

        "Lien" any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or in-terest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation of any nature whatsoever.

        "Material Contracts" as defined in Section 3.14.

        "Merger" as defined in the first recital.

        "Merger Consideration" as defined in Section 2.4.

        "Merger Note(s)" as defined in Section 2.4.

        "New Lender Subordination Agreement" as defined in Section 6.4(c).

        "Other Insured Parties" as defined in Section 3.16.

        "Paid Expenses" as defined in Section 6.3(a).

        "Parent" as defined in the first paragraph.

        "Parent Material Adverse Effect" any event, occurrence, fact, condition, change or effect that, individually or when taken together with all other such events, occurrences, facts, conditions, changes or effects, is, or is reasonably likely to be, materially adverse to the ability of Parent or Sub to perform their obligations under the Agreement.

        "Permits" as defined in Section 3.15.

        "Permitted Liens" (a) Liens securing any indebtedness arising under the Bank Documents; provided, however, that such Liens shall only be Permitted Liens up to the time of Closing, (b) Liens (other than those described in clause (a)) reserved against in the most recent financial statements included in the CTI Filed SEC Documents and identified in the footnotes thereto, to the extent so reserved, (c) Liens for Taxes which are not delinquent as of the date of determination, or which can be paid without material penalty, or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the Company's books and records, or (d) Liens that, individually and in the aggregate, do not and could not reasonably be expected to materially detract from the value of any material item or portion of property or assets of the Company or materially interfere with the use thereof as used as of the date of determination.

        "Person" any natural person, firm, general or limited partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

        "Products Liability Claim" any claim for alleged damage or injury to person or property (a) arising out of any express or implied representation, warranty, agreement or guaranty made or claimed to have been made by or on behalf of the Company or any Person whose liability for any such claim the Company has retained or assumed either contractually or by operation of law, or
(b) based upon any statute or common law theory of tort or strict liability, in each case in connection with any products or services produced, prepared, created, sold or rendered by or on behalf of the Company or any Person whose liability for any such claim the Company has retained or assumed either contractually or by operation of law.

        "Real Property Leases" as defined in Section 3.8(a).

        "Refinanced Debt" as defined in Section 6.4(c).

        "Related Transactions" as defined in Section 1.4(f).

        "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        "Restriction Period" as defined in Section 6.7.

        "Retiree Welfare Plan" as defined in Section 3.5(a).

        "SEC" the United States Securities and Exchange Commission.

        "Securities Act" as defined in Section 3.4(a).

        "Seller Parties" as defined in Section 5.3.

        "Seller Representative" as defined in Section 5.4(a).

        "Significant Customer" as defined in Section 3.23(b).

        "Significant Supplier" as defined in Section 3.23(a).

        "Sub" as defined in the first paragraph.

        "Subsidiary" with respect to any Person (the "owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of such corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the owner or one or more of such owner's Subsidiaries.

        "Surviving Corporation" as defined in Section 1.3(a).

        "Systems" as defined in Section 3.27.

        "Takeover Agreement" as defined in Section 5.4(a).

        "Takeover Proposal" any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of the Company other than pursuant to the Contemplated Transactions.

        "Tax" or "Taxes" any federal, state, local or foreign net or gross income, franchise, profits, gross receipts, license, payroll, employment, excise, severance, stamp, capital stock, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or assessment or charge of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, imposed by any governmental authority or arising under any tax law (including by reason of several and/or transferee liability).

        "Tax Refund Note" as defined in Section 6.4(c).

        "Tax Return" any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

        "Termination Date" as defined in Section 1.2.

        "Violation" as defined in Section 3.3(b).

        "WARN Act" as defined in Section 3.6.

        "Welfare Plan" as defined in Section 3.5(a).

        "Year 2000 Problem" as defined in Section 3.27.

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